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EXHIBIT 10.11

*****CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

INTEL CORPORATION PURCHASE AGREEMENT—
CAPITAL EQUIPMENT, GOODS AND SERVICES

Agreement Number: C-

Effective Date:

CNDA #:

BUYER:

Intel Corporation (and all Intel Affiliates and Subsidiaries, hereinafter "Buyer" or "Intel").
5000 West Chandler Blvd.
Chandler, AZ 85226

SELLER:

Cascade Microtech, Inc. 2430 NW 206th Avenue Beaverton, Oregon 97006 USA	(hereinafter "Seller").
Addenda attached hereto and incorporated herein by reference	☒	General Terms and Conditions of Purchase Agreement—Capital Equipment and Services (Mark "X" where applicable):
	☒	A	Additional Terms and Conditions Applicable to all Equipment Models, Spare Parts, and Services
	☒	B	Alcohol and Drug Free Workplace Directive
	☒	C	Protection of Intel's Information Assets
	☐	D	Equipment or Items Specific Terms and Conditions
	☐	E	Training Documentation And Pricing
	☒	F	Spare Parts Price List
	☒	G	Service Pricing and FSE Expectations
	☐	H	Third Party Technology Escrow
	☐	I	Spare Parts Consigned Inventory Program
	☒	J	Supplemental Provisions

During the term of this Agreement and any extension thereto, Buyer may purchase and Seller shall accept all Releases for Equipment, Items and Services in accordance with the prices and the terms and conditions contained in this Agreement. Any and all Releases, as may be issued by the Buyer, shall reference this Agreement and be governed solely by the terms and conditions of this Agreement notwithstanding any preprinted terms and conditions on Seller's acknowledgment or Buyer's Release. Any additional or different terms as may be contained in Seller's documents are hereby deemed to be material alterations, and Buyer hereby gives notice of objection to and rejection of such material alterations. When Buyer is a subsidiary or affiliate of Intel, the obligations of the parties run between such subsidiary and affiliate and the Supplier, and not between Intel Corporation and the Supplier.

INTEL CORPORATION		SELLER
Signed:	/s/ JAMIE JOHNSON	Signed:	/s/ CRAIG M. SWANSON

By:		By:

Title:		Title:

Date:		Date:

GENERAL TERMS AND CONDITIONS OF PURCHASE AGREEMENT—CAPITAL EQUIPMENT GOODS AND SERVICES

1.     DEFINITIONS

  A.
  "Consumable" means a Spare Part whose life expectancy and mode of failure is known or predictable during the normal operation of the Equipment and that should meet the normal attributes of schedulable and predictable demand and life expectancy of less than one (1) year.

  B.
  "Custom Items" mean those Equipment or Items manufactured by Seller for sale exclusively to Buyer for which a minimum of twenty-five percent (25%) of Seller's cost pertaining to the Equipment or Items is directly attributable to the customization for Buyer as set forth in the Purchase Spec.

  C.
  "Consignment" means any spare part owned by the Seller which Buyer chooses to hold on-site, or Seller holds off-site, at Buyer's discretion, to help Seller meet the Equipment availability requirements or productivity as defined in the Purchase Spec.

  D.
  "Equipment" means whole systems, or subsystems, that produce the required output per the applicable configuration and system performance specifications set forth in the Purchase Spec for each model or as agreed in writing by the parties.

  E.
  "Facilitization" means placement and rough hook-up of electrical, gas, and vacuum utilities to the Equipment and Items.

  F.
  "Forecast(s)" means the quantity of Equipment, Items or Services that Buyer reasonably anticipates it may purchase during a specified time.

  G.
  "Hazardous Materials" mean dangerous goods, chemicals, contaminants, substances, pollutants or any other materials that are defined as hazardous by relevant local, state, national, or international law, regulations and standards.

  H.
  "Items" means either singly or collectively, as the context indicates: software; hardware; Spare Parts; upgrades, retrofits, modifications, and enhancements to any of the foregoing purchased separately; or other goods which Seller is to sell to Buyer as set forth in this Agreement.

  I.
  "Lead-time" means the agreed number of calendar weeks or days from the date a Release is issued for Equipment or an Item to the date the Equipment or Item is to be shipped by the Seller, or the agreed number of calendar weeks or days from the date a Release is issued for an Item to the date the Item is to be received by Buyer.

  J.
  "Non-Consumable" means a Spare Parts that is not replaced routinely and has an unpredictable life expectancy and that is typically replaced or repaired due to failures or deteriorating performance (quality and output).

  K.
  "OTD" or "On-Time Delivery" means a percentage computed for each Buyer site for each (Buyer work week calendar) month equal to: the number of Releases for Equipment or Items received by such site which are (i) complete and (ii) delivered by the date specified, divided by the total number of Releases due to be received by such site.

  L.
  "Purchase Spec" means the agreed purchase specifications for each model or model variation of Equipment or Items purchased or to be purchased pursuant to this agreement as set forth in Addendum D.

  M.
  "Release" means Buyer's purchase order or change order to ship a definite quantity of Equipment or Items or to provide Services to a specified schedule.

  N.
  "Services" means the work to be performed by Seller including, but not limited to: installation, process qualification, maintenance, warranty repair, service call, continuous improvement, Equipment upgrades/modification, and extended service contracts as set forth in

    Addendum A and/or any Buyer factory specific Scope Of Work ("Scope of Work" or "SOW").

  O.
  "Spare Part(s)" mean Consumable and/or Non-Consumable Items that are used as a means to maintain, sustain, or otherwise enable Equipment to meet or exceed its performance, availability and production requirements.

2.     TERM OF AGREEMENT

  A.
  This Agreement shall be effective for [*****] from the Effective Date.

  B.
  At Buyer's option, Equipment or Items for which a Release has been issued prior to the expiration of this Agreement may be scheduled for delivery up to [*****] following such expiration or for such longer period as may be required to complete delivery.

3.     PRICING

  A.
  Prices for Equipment, Items, Training and Services set forth herein shall remain fixed or decline for the duration of this Agreement unless agreed otherwise in writing by the parties.

  B.
  Throughout the term of this Agreement and any extensions thereto, Seller warrants to Buyer that the prices set forth in this Agreement or any addendum, in conjunction with the discounts offered herein for any Item, Equipment or equivalent Service, reflect the Seller's lowest price charged any customer of Seller for that Item, Equipment or equivalent Service regardless of any special terms, conditions, rebates or allowances of any nature. If Seller sells any Item, Equipment or provides equivalent Service to any other customer at a price less than the price set forth in this Agreement or any addendum, Seller shall adjust its price to the lower price for all future invoices for such Item, Equipment or Service and rebate to Buyer an amount equal to the difference in the price paid by Buyer and the lower price for any invoices already paid by Buyer for such Item, Equipment or Service. In addition, Buyer may adjust the prices for any Item, Equipment or Service invoiced by Seller and unpaid by Buyer to reflect the lower price. Each of the above adjustments and the rebate shall be calculated from the date the Seller first sells the Item, Equipment or Service at the lower price. In the event the Seller offers a lower price either as a general price drop or to specific customer(s) for any reason, Seller shall immediately notify Buyer of this price and adjust Buyer's pricing to meet the new pricing structure.

  C.
  Buyer reserves the right to have Seller's records inspected and audited to ensure compliance with this Agreement. At Buyer's option, or upon Seller's written request, such audit will be performed by an independent third party at Buyer's choice and expense. The audit will assume all Equipment and Items sold under this Agreement are standard Equipment Items unless otherwise specified in this Agreement.

  (i)
  Seller shall have the option to review the auditor's report prior to the release of such report to Buyer. If Seller disagrees with the auditor's report for any reason, Seller shall have the right to issue a letter in response, which will be included with the auditor's report to the Buyer.

  (ii)
  If discrepancies are found during the audit and price adjustments are required to be paid by the Seller to the Buyer, Seller shall reimburse Buyer for all costs associated with the audit, along with a single payment covering the price adjustments within thirty (30) days after the completion of the audit. The results of such audit shall be kept confidential by the auditor and, if conducted by a third party, only Seller's failures to abide by the obligations of this Agreement shall be reported to Buyer.

  D.
  All Applicable taxes, including but not limited to sales/use taxes, transaction privilege taxes, gross receipts taxes, and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges shall be stated separately on Seller's invoice. Seller shall remit all such charges to the appropriate tax authority unless Buyer provides sufficient proof of tax exemption.

    (i)
    In the event that Buyer is prohibited by law from making payments to the Seller unless Buyer deducts or withholds taxes therefrom and remits such taxes to the local taxing jurisdiction, then Buyer shall duly withhold such taxes and shall pay to the Seller the remaining net amount after the taxes have been withheld. Buyer shall not reimburse Seller for the amount of such taxes withheld. When property is delivered and/or services are provided or the benefit of services occurs within jurisdictions in which Seller collection and remittance of taxes is required by law, Seller shall have sole responsibility for payment of said taxes to the appropriate tax authorities. In the event Seller does not collect tax from Buyer, and is subsequently audited by any tax authority, liability of Buyer will be limited to the tax assessment, with no reimbursement for penalty or interest charges. Each party is responsible for its own respective income taxes or taxes based upon gross revenues, including but not limited to business and occupation taxes.

    (ii)
    To the extent this Agreement includes transfers of licenses for software to be used in Web-based E-Commerce and/or E-Business solutions, or Web-related service fees, including but not limited to hosting fees, data and/or storage fees, and application services, and such services are determined to be taxable or to become taxable at some future point in time, Seller will collect such taxes as determined to be due from Buyer, or Buyer's resellers if applicable, and will remit same to the appropriate taxing jurisdictions. In the case of taxes imposed on the gross revenues resulting from the provision of said services, Seller will remit such taxes to the taxing jurisdiction before any deduction for Buyer's share of any business service fees. Seller will separately invoice and state separately thereon each type of service and applicable taxes provided under the Agreement.

  E.
  Additional costs, except those provided for herein or specified in a Release, will not be reimbursed without Buyer's prior written approval.

  F.
  All prices are in U.S. dollars.

4.     INVOICING AND PAYMENT

  A.
  Prompt payment discounts will be computed from the latest of: (i) the scheduled delivery date; (ii) the date of actual delivery; or (iii) the date a properly filled out original invoice or packing list is received. Payment is made when Buyer's check is mailed or EDI funds transfer initiated.

  B.
  Original hard-copy invoices shall be mailed or delivered by courier. Invoices shall include: Purchase Agreement number from the Release, purchase order number, line item number, Release number, part number, complete bill to address, description of Equipment and Items, quantities, Buyer part number, listing of and dates of Services provided, unit prices and extended totals in U.S. dollars. Any applicable taxes or other charges such as duties, customs, tariffs, imposts and government imposed surcharges shall be stated separately on Seller's invoice. Payment of an invoice shall not constitute acceptance of the Item or Service.

  C.
  Seller shall be fully responsible for, indemnify and hold Buyer harmless from any and all payments to its vendors or subcontractors utilized in the performance of Services.

  D.
  Except for each new Equipment model, payment on Equipment shall be as follows: [*****] percent [*****] net [*****] days from ship date; [*****] percent [*****] net [*****] days from the final acceptance date. If final acceptance of the Equipment is delayed beyond [*****] days from the date of shipment due to no fault of the Seller, Buyer will pay the balance of [*****] percent [*****] net [*****] days from the date of shipment. On each

    Equipment model that Buyer purchases for the first time, payment shall be [*****] percent [*****] net [*****] days from shipment; [*****] percent [*****] net [*****] days from the final acceptance date. Seller shall submit Buyer acceptance certificate or non-acceptance certificate at completion of final acceptance tests.

  E.
  Payment on all Items and Services shall be [*****] percent [*****] net [*****] days after Buyer's receipt of the proper original invoice or Buyer's receipt of Items or performance of Services, whichever is later. Buyer may at its option make payment within [*****] days and receive a [*****] discount from the total invoice.

  F.
  Seller agrees to invoice Buyer no later than one hundred eighty (180) days after completion of Services or the delivery of Equipment and Items to Buyer's dock to the FCA point. Buyer will not be obligated to make payment against any invoices submitted after such period. In addition, if Seller exceeds one (1) year without providing written documentation with the purpose to collect payment on any invoice, Buyer shall not be obligated to make payment against such invoice regardless of initial invoice submittal.

5.     TERMINATION FOR CONVENIENCE

  A.
  Buyer may terminate any Release placed hereunder, in whole or in part, at any time for its sole convenience by giving written notice of termination to Seller. Upon Seller's receipt of such notice, Seller shall, unless otherwise specified in such notice, immediately stop all work hereunder, give prompt written notice to and cause all of its vendors or subcontractors to cease all related work and, at the request of Buyer, return any materials provided to Seller by Buyer.

  B.
  There shall be no charges for termination of Releases for standard Equipment and Items or for Services not yet provided. Buyer will be responsible for payment of authorized Services, Equipment and Items already provided by Seller but not yet invoiced. Paragraphs C through E of this Section 5 shall govern Buyer's payment obligation for Custom Items. Notwithstanding anything to the contrary, Seller shall not be compensated in any way for any work done after receipt of Buyer's notice, nor for any costs incurred by Seller's vendors or subcontractors after Seller receives the notice, nor for any costs Seller could reasonably have avoided, nor for any indirect overhead and administrative charges or profit of Seller.

  C.
  Any claim for termination charges for Custom Items must be submitted to Buyer in writing within fifteen (15) days after receipt of Buyer's termination notice along with a summary of all mitigation efforts.

  D.
  Seller's claim may include the net cost of Custom Items work in process scheduled to be delivered within [*****] days and which must be scrapped due to the cancellation. Seller shall, wherever possible, place such custom work in process in its inventory and sell it to other customers. Claim shall be limited to the percent of lead-time reference in Addendum D per schedule below:

      [*****] cancellation fee > [*****] of the lead-time remains prior to scheduled delivery date in the release of Equipment.

      [*****] cancellation fee > [*****] of the lead-time remains prior to scheduled delivery date in the release of the equipment.

      [*****] cancellation fee < [*****] of the lead-time remains prior to the scheduled delivery date in the release of the Equipment.

    Upon payment of Seller's claim, Buyer shall be entitled to all such work and materials paid for.

  E.
  Before assuming any payment obligation under this section, Buyer may inspect Seller's work in process and audit all relevant documents prior to paying Seller's invoice.

  F.
  Notwithstanding anything else in this Agreement, failure to meet the delivery date(s) in the Release shall be considered a material breach of contract and shall allow Buyer to terminate the order for the Item and/or any subsequent Releases without any liability whether the Release was for standard or Custom Items.

6.     CONTINGENCIES

  Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes or acts of civil or military authorities. If delivery of Equipment, Items or the performance of Services is to be delayed by such contingencies, Seller shall immediately notify Buyer in writing. If the delay is greater than thirty (30) days from the date of the notice, Buyer will have the option, in its sole discretion, to either (i) extend time of delivery or performance, or (ii) terminate the uncompleted portion of the order at no cost of any nature to Buyer.

7.     DELIVERY, RELEASES AND SCHEDULING

  A.
  Any Forecasts provided by Buyer are for planning purposes only and do not constitute a Release or other commitment by Buyer. Buyer shall have no obligation to and may, at its sole discretion, issue Releases under this Agreement. Buyer shall be responsible only for Equipment, Items or Services for which it has issued Releases hereunder.

  B.
  Seller shall notify Buyer's purchasing agent, (as noted on the Release), within twenty-four (24) hours if Seller is unable to make any scheduled delivery of Equipment or Items or perform Services as scheduled and state the reasons. Such notification by Seller shall not affect Buyer's termination rights under Section 5.

  C.
  Seller agrees to acknowledge each Release to Buyer (as noted on the Release) within seventy-two (72) hours after receipt of the Release.

  D.
  Buyer may place any portion of a Release on hold by notice that will take effect immediately upon receipt. Releases placed on hold will be rescheduled or cancelled within sixty (60) days. Any Release cancelled shall be subject to the terms and conditions of Section 5.

  E.
  Seller will give Buyer most-favored customer lead-time as specified in Addendum D for each Equipment model.

  F.
  Seller agrees that all Items will be delivered ready for shipment to the FCA point on the exact date specified in the Release ("Ship Date"). Late deliveries of any Items except Spare Parts (as measured by adherence to the Ship Date on the most recent Release or contractual committed lead-time, whichever is earlier) will result in, at Buyer's option, a price reduction (or debit to Seller's account) on such late Items of two percent (2%) for each calendar day late. In addition, Seller shall deliver, at its sole cost and expense, any late shipment of Items by expedited freight as instructed to Buyer's site. If Seller is unable to commit to the lead-times as defined in the Equipment Specific Terms and Conditions, the price reduction for late deliveries shall apply to the earlier of the committed Ship Date or the lead-time date calculated in accordance with Equipment Specific Terms and Conditions. —Partial deliveries are counted as late shipments and will only be considered complete when all Equipment and Items, (and other Spare Parts required to install and qualify Equipment, if applicable) have been shipped. Equipment shipments will not be considered complete until the Environmental Health and Safety documentation outlined in Sections 1.14 and 1.16 has been completed and provided to Buyer. Buyer shall have the option to terminate the Release, in whole or in part, with no cancellation charge for any Equipment not delivered to FCA point on the Ship Date. Seller will be responsible for any costs incurred by Buyer in obtaining cover in the event of such termination.

  G.
  Seller agrees to reserve production capacity equal to Buyer's delivery Forecasts until the contractual lead-time established in Addendum D or as otherwise agreed in writing by the parties. Thirty (30) days prior to the contractual lead-time, Seller shall submit written notification of its intent to allocate such capacity to other customers. Such capacity must either be taken or released by Buyer within thirty (30) days of the written notification.

  H.
  At Buyer's discretion, Seller will make available up to [*****] of annual Forecasts of Equipment purchases (as measured in units of Equipment, and rounded up) for shipment within [*****] of the contractual lead-time (rounded up to the next week) of Release date. This provision may be applied once every lead-time as defined in Addendum D for each type/configuration of Equipment for which Buyer has provided a forecast.

  I.
  Seller will, as required by Buyer, participate in Buyer's forecasting process, and Buyer will supply a rolling Forecast of required delivery dates to the Seller at such times and for such periods as may be determined by Buyer.

  J.
  Configuration and other Buyer-requested or Buyer-approved changes that result in Ship Date changes will be reflected on a change order to the Release showing the revised ship and delivery dates subject to Section 7F.

  K.
  Seller will notify Buyer in writing of the planned obsolescence of any Equipment or Item or part revision and will make that Equipment or Item available to the Buyer for a minimum of [*****] days after the notice, during which time Buyer will have the option to place a final Release for such Equipment and Items for delivery after the [*****] day notice. Buyer may return obsolete Equipment and Items within [*****] days after written notification of part revision or obsolescence, at no cost. If any warranty return claims are made for such discontinued Equipment or Items, then such returns will be subject to the warranty provisions in Section 8.

8.     ACCEPTANCE AND WARRANTIES

  A.
  All Equipment and Items purchased by Buyer are subject to inspection and test (source inspection) before being allowed to ship from Seller's factory. Source inspection requirements are described in the Purchase Spec unless agreed otherwise in writing by the parties. Seller shall be responsible for source inspections and shall provide Buyer with written certification that Equipment and Items tested have passed source inspection and comply in all respects with the requirements described in the Purchase Spec. Buyer may participate, as it deems necessary, in source inspections. If any inspection or test is made on Seller's premises, Seller shall provide Buyer with reasonable facilities and assistance at no additional charge.

  (i)
  Notwithstanding any source inspection or testing at Seller's premises, all Equipment and Items purchased by Buyer are subject to Buyer's inspection and test (qualification) before final acceptance at Buyer's premises. Final acceptance requirements are described in the Purchase Spec unless agreed otherwise in writing by the parties. Items, other than Equipment, rejected by Buyer as not conforming to the Purchase Spec may be returned to Seller at Seller's risk and expense and, at Buyer's option, such Item shall be immediately repaired or replaced.

  (ii)
  If Equipment does not pass final acceptance criteria, due to no fault of Buyer, within ninety (90) days of delivery, then Buyer may give written notice to Seller of failure to meet final acceptance criteria on time. If Equipment does not meet final acceptance criteria within fourteen (14) days of such notice, Buyer may, at Buyer's option; (a) return the Equipment for full credit or (b) have the Equipment replaced with new Equipment within ninety (90) days of Buyer's written election of option, or (c) initiate Buyer's escalation procedures per part 3 (Services) section 7 (escalation) of Addendum A.

    (iii)
    Acceptance and/or inspection by Buyer shall in no event constitute a waiver of Buyer's rights and remedies with regard to any subsequently discovered defect or nonconformity.

  B.
  Seller warrants to Buyer that all Equipment and Items provided by Seller for delivery hereunder shall conform in all respects to the Purchase Spec; be free from defects in material and workmanship and be new, of the grade and quality specified.

  (i)
  If an Item delivered hereunder does not comply with any of the above warranties, Buyer shall notify Seller as soon as practicable and at Buyer's option, Seller shall repair or replace the defective Item, at its sole cost and expense, or refund the purchase price. Seller shall also be responsible for and pay the cost of shipping of all Equipment and Items not conforming to the warranties and will bear the risk of loss of such Equipment and Items while in transit and any other costs reasonably associated with a nonconforming Item, such as, the cost to de-install the Item.

  (ii)
  The warranty period for Equipment shall apply for [*****] years (both Spare Parts and Service) starting from the date of final acceptance of the Equipment. The warranty for additional Spare Parts, Service, Equipment conversion kits, Equipment upgrades or Equipment modifications shall apply for [*****] year from the date of installation of the Item or for the Item's remaining warranty period, whichever is longer. Seller shall perform warranty work [*****] hours per day, [*****] days per week. Seller will offer and Buyer may purchase additional periods of warranty.

  (iii)
  In conjunction with the warranty period, Seller shall perform all preventative maintenance on a mutually agreeable schedule.

  (iv)
  At Buyer's option the labor value of the warranty, or the purchase price of an extended warranty (if purchased with the Equipment), can be credited against a Service contract prior to the end of the warranty period. All warranty terms will continue to apply throughout the term of any Service contract or extended warranty period.

  (v)
  Seller shall send Buyer notices at one hundred eighty (180) days and sixty (60) days prior to the warranty expiration date for an Item explaining the extended warranty options and costs.

  C.
  Seller further warrants that all Equipment and Items furnished hereunder will not infringe any third party's intellectual property rights, and that Seller has the necessary right, title, and interest to provide said Equipment and Items and Services to Buyer free of liens and encumbrances.

  D.
  All of the above warranties shall survive any delivery, inspection, acceptance, payment, or resale of the Equipment and Items.

  E.
  Seller warrants that all Services provided shall be performed in accordance with good workmanlike standards and shall meet the descriptions and specifications provided on Addendum A or a SOW. Seller shall guarantee workmanship for [*****] after Services are provided unless agreed otherwise in writing by the parties. Seller shall promptly correct any non-conforming or defective workmanship at no additional cost to Buyer.

9.     PURCHASE SPECIFICATIONS, IDENTIFICATION AND ERRATA

  A.
  Seller shall not modify the purchase specifications for any Equipment or Item or Services without the prior written approval of the Buyer.

  B.
  Seller shall cooperate with Buyer to provide configuration control and traceability systems for Equipment or Items and Services supplied hereunder.

  C.
  Seller shall provide Buyer with an errata list for Equipment and Item and shall promptly notify Buyer in writing of any new errata with respect to the Equipment or Item.

10.   PACKING AND SHIPMENT

  A.
  All Equipment and Items shall be prepared for shipment in a manner which: (i) follows good commercial practice, (ii) is acceptable by common carriers for shipment at the lowest rate, and (iii) is adequate to ensure safe arrival. If Buyer requests, Seller will package Equipment and Items for clean room delivery, per purchase specification. Seller shall mark all containers with necessary lifting, handling, unpacking and shipping information, Release number, Buyer's Equipment or Item Identification number or part number, description, Line item number, date of shipment and the names of the Buyer and Seller.

  B.
  All Equipment/Tools shall be shipped Free Carrier, Seller's Dock (FCA: Seller's Dock, Incoterms 2000). Buyer shall notify Seller of the method of shipment and expected delivery date. If no instructions are given, Seller shall select the most cost effective carrier based upon Buyer's required delivery date. Title and risk of loss to Items shall pass to Buyer upon delivery to the FCA point.

  C.
  All Items shall be shipped Delivered Duty Unpaid, Buyer's Dock (DDU: Buyer's Dock, Incoterms 2000). Title and risk of loss for all Items other than Equipment shall pass to Buyer upon delivery of Items to Buyer's dock.

11.   OWNERSHIP AND BAILMENT RESPONSIBILITIES

  A.
  Any specifications, drawings, schematics, technical information, data, tools, dies, patterns, masks, gauges, test equipment and other materials furnished to Seller or paid for by Buyer shall (i) remain or become Buyer's property, (ii) be used by Seller exclusively for Buyer's orders, (iii) be clearly marked as Buyer's property, (iv) be segregated when not in use, (v) be kept in good working condition at Seller's expense, and (vi) be shipped to Buyer promptly on Buyer's demand or upon termination or expiration of this Agreement, whichever occurs first. Any such property furnished by Buyer to Seller that is marked or otherwise noted by Buyer as being confidential information will be treated by Seller in accordance with Section 12 hereafter.

  B.
  Seller shall be liable for any loss of or damage to Buyer's property while in Seller's possession or control, ordinary wear and tear excepted.

12.   CONFIDENTIALITY AND PUBLICITY

  A.
  During the course of this Agreement, either party may have or may be provided access to the other's confidential information and materials. Additionally, Seller may be engaged to develop new information for Buyer, or may develop such information during the performance of Services, which information will become, upon creation, Buyer's confidential information unless otherwise agreed in writing. Provided information and materials are marked in a manner reasonably intended to make the recipient aware, or the recipient is sent written notice within forty-eight (48) hours of disclosure, that the information and materials are "Confidential", each party agrees to maintain such information in accordance with the terms of this Agreement and the CNDA referenced on the signature page of this Agreement and any other applicable separate nondisclosure agreement between Buyer and Seller. At a minimum each party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats its own information of a similar nature, until the information becomes rightfully available to the public through no fault of the non-disclosing party. Seller's employees who access Buyer's facilities may be required to sign a separate access agreement prior to admittance to Buyer's facilities. Furthermore, Seller will furnish a copy of Addendum C to each of its employees, agents and subcontractors who perform work or Services on Buyer's premises or facilities or otherwise has access to Buyer's classified and proprietary information, networks or software, and will take reasonable steps to assure Buyer that all employees, agents and subcontractors have read and understood Addendum C. Seller shall not use any of the confidential information created for Buyer other than for Buyer.

  B.
  Neither party may use the other party's name in advertisements, news releases, publicity statements, financial statement filings (unless in areas specifically required to meet General Accepted Accounting Principles (GAAP) or Securities Exchange Commission (SEC) filing requirements or disclose the existence of this Agreement, nor any of its details or the existence of the relationship created by this Agreement, to any third party without the specific, written consent of the other. If disclosure of this Agreement or any of the terms hereof is required by applicable law, rule, or regulation, or is compelled by a court or governmental agency, authority, or body: (i) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the party compelled to make and disclosure shall inform the other party at least ten (10) business days in advance of the disclosure; and (iii) the party compelled to make disclosure shall give the other party a reasonable opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The parties may disclose this Agreement in confidence to their respective legal counsel, accountants, bankers, and financing sources as necessary in connection with obtaining services from such third parties. The obligations stated in this section shall survive the expiration or termination of this Agreement.

  C.
  Neither party may use the other party's name or trademarks in advertisements, materials, web sites, press releases, interviews, articles, brochures, banners, letterhead, business cards, project reference or client listings without the other's written consent. For Intel, this would be the Director of Corporate Purchasing and/or the Vice President of Materials.

13.   INTELLECTUAL PROPERTY INDEMNITY

  A.
  Seller shall indemnify and hold Buyer and its customers harmless from any and all costs, expenses (including reasonably attorneys' fees), losses, damages or liabilities incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, maskwork or other intellectual right arising out of the use or sale by Buyer or Buyer's customers of Equipment or Items or Buyer's products manufactured using the Equipment or Item(s). Buyer shall notify Seller of such claim or demand and shall permit Seller to participate in the defense or settlement thereof.

  B.
  If an injunction issues as a result of any claim or action, Seller agrees, at its sole cost and expense, and Buyer's option to either: (i) procure for Buyer the right to continue using the Equipment or Items, (ii) replace the Equipment or Items with non-infringing Equipment or Items or (iii) modify the Equipment or Items so they become non-infringing. If, despite Seller's best efforts, none of the foregoing options are available, Buyer may at its option return the Equipment or Item at Seller's sole cost and expense, and Seller shall refund to Buyer the purchase price of the Equipment or Items.

  C.
  Seller's obligations pursuant to this Section 13 shall not apply where: (i) custom Equipment or Items are manufactured to Buyer's detailed design and such design is the cause of the claim; or (ii) Equipment or Items are used in combination with Equipment, software or other products not supplied, required or recommended by Seller and such infringement would not have occurred but for such combination.

  D.
  THE FOREGOING STATES THE ENTIRE OBLIGATIONS AND REMEDIES FLOWING BETWEEN BUYER AND SELLER ARISING FROM ANY INTELLECTUAL PROPERTY CLAIM BY A THIRD PARTY.

14.   HAZARDOUS MATERIALS

  A.
  If Equipment, Items or Services provided hereunder include Hazardous Materials, Seller represents and warrants that Seller and its employees, agents, and subcontractors providing Services to Buyer understand the nature of and hazards associated with the handling, transportation, and use of such Hazardous Materials, as applicable to Seller.

  B.
  Prior to causing Hazardous Materials to be on Buyer's premises, Seller shall provide Buyer with Material Safety Data Sheets (MSDS) and any other documentation reasonably necessary to enable Buyer to comply with the applicable laws and regulations, and obtain written approval from Buyer's Site Environmental, Health, and Safety (EHS) organization. Buyer will not grant approval without Seller's agreement to comply with Buyer's Hazardous Materials management requirements.

  C.
  Seller will be fully responsible for, defend, indemnify and hold Buyer harmless from any claim or liability arising in connection with (1) providing such Hazardous Materials to Buyer, or (2) the use of such Hazardous Materials by Seller, its agents or subcontractors in providing Services to Buyer.

  D.
  Seller hereby certifies that Equipment and Items supplied to Buyer do not "contain" any Class I ozone-depleting substances, as those terms are defined by law.

  E.
  Except as provided hereafter, Equipment and Items returned to Seller by Buyer will be decontaminated from Hazardous Materials to the degree practical, reasonable, and as required by applicable law or regulation. Upon request, Buyer shall provide appropriate documentation to Seller that the returned Equipment or Items have been decontaminated. If Seller is financially responsible for shipping the return Equipment or Items, Seller will be responsible for their decontamination, and Buyer shall make Buyer's facilities available to Seller for the decontamination.

15.   CUSTOMS CLEARANCE

  Upon Buyer's request, Seller will promptly provide Buyer with a statement of origin for all Equipment and Items and with applicable customs documentation for Equipment and Items wholly or partially manufactured outside of the country of import.

16.   COMPLIANCE WITH LAWS AND RULES

  A.
  Throughout the term of this Agreement and any extension thereto, Seller shall comply, at its sole cost and expense, with all applicable statutes, regulations, rules, ordinances, codes and standards (Laws) governing the manufacture, transportation, import, export or sale of Equipment and Items or the performance of Services covered by this Agreement anywhere in the world. Without limiting the foregoing, in the United States (U.S.) this includes all applicable commerce, environmental, occupational safety, transportation and securities Laws and all employment and labor Laws governing Seller's personnel providing Services to Buyer. Neither Seller nor any of its subsidiaries will export/re-export any technical data, process, product, or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license or other government approval without first obtaining such license. In addition, Seller agrees not to provide foreign nationals from controlled countries as employees or contractors for work on any Buyer site. In complying with the Laws, it is understood and agreed that the Equipment shipped to all Buyer sites worldwide must be of a common configuration ("Copy Exactly) for use by all Buyer sites worldwide and comply with any and all product safety requirements described in the Purchase Spec or elsewhere in this Agreement, including but not limited to any applicable European Union Directives. Any Copy Exactly exception must be mutually agreed to and documented in a configuration specification as a site-specific option.

  B.
  While on Buyer's premises or performing Services, Seller agrees to abide by all Buyer's rules and regulations that are provided to the Seller in writing; posted conspicuously or easily observed while on Buyer's premises or customarily followed or known by third party invitee, including, but not limited to security, heath, safety, environmental and hazardous material management rules and rules prohibiting the use of physical aggression against persons or property, harassment and theft. Seller will perform only those Services identified on Addendum A and will work only in areas designated for such Services. Seller shall take all reasonable precautions to ensure safe working procedures and conditions for performance on Buyer's premises and shall keep Buyer's site neat and free from debris.

  C.
  Seller represents and agrees that it is in compliance with U.S. Executive Order 11246 and implementing Employment Opportunity regulations, the Vietnam Era Veterans' Readjustment Assistance Act as amended by the Veterans Employment Opportunities Act of 1998 (to include: Vietnam-era Veterans and other Veterans who served on active duty during a war or campaign or expedition for which a campaign badge has been authorized), and the Immigration Act of 1987, unless exempted or inapplicable. Seller shall indemnify and hold Buyer harmless from any penalties assessed against Buyer because of its violations of said laws due to its relationship with Seller under this Agreement.

  D.
  Seller shall comply with all applicable laws regarding non-discrimination in terms and conditions of employment, payment of minimum wage and legally mandated employee benefits and compliance with mandated work hours. Seller shall comply with all applicable laws regarding employment of underage or child labor and shall not employ children under the age of 16.

17.   INSURANCE

  A.
  Without limiting or qualifying Seller's liabilities, obligations or indemnities otherwise assumed by Seller pursuant to this Agreement, Seller shall maintain, at its sole cost and expense, with companies acceptable to Buyer, Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Seller's business and (2) arising out of Seller's product, Services or work. Seller's insurance shall be primary, and any applicable insurance maintained by Buyer shall be excess and non-contributing. The above coverages shall name Buyer as additional insured, and shall contain a severability of interest clause.

  B.
  Seller shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Buyer.

  C.
  If Seller is providing any professional service to Buyer, Seller shall maintain Professional Liability Insurance (including errors and omissions coverage) with liability limits not less than $1,000,000.00.

  D.
  Seller shall provide Buyer with properly executed Certificate(s) of Insurance prior to commencement of any operation hereunder and shall notify Buyer, no less than 30 days in advance, of any reduction or cancellation of the above coverages. Such certificates shall be sent to the attention of Buyer's Commodity Manager at the address forth in the Notices section of this Agreement.

18.   GENERAL INDEMNIFICATION

  Seller agrees to protect, defend, indemnify and hold Buyer harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments and the associated costs and expenses (including reasonable attorney's fees), which Buyer may hereafter incur, become responsible for or pay out as a result of death bodily injury to any person, destruction or damage to any property, contamination of or adverse effects on the environment and any clean up costs in connection therewith, or any violation of governmental law, regulation, or orders, caused, in whole or in part, by (a) Seller's breach of any term or provision of this Agreement, (b) any negligent or willful acts, errors or omissions by Seller, its employees, officers, agents, representatives or sub-contractors in the performance of Services under this Agreement; or (c) dangerously defective Equipment or Items.

19.   RETENTION AND AUDITS

  Seller will maintain complete and accurate records of the Services performed under this Agreement for a period of five (5) years after the completion of these Services. Records relating to the performance of this Agreement shall be made available to Buyer upon reasonable notice.

20.   INDEPENDENT CONTRACTOR

  In performing Services under this Agreement, Seller shall be deemed an independent contractor. Its personnel and other representatives shall not be deemed agents or employees of Buyer. As an independent contractor, Seller will be solely responsible for determining the means and methods for performing the required Services. Seller shall have complete charge and responsibility for personnel employed by Seller. However, Buyer reserves the right to instruct Seller to remove from Buyer's premises immediately any of Seller's personnel who are in breach of Section 16 or 21 of this Agreement. Such removal shall not affect Seller's obligation to provide Services under this Agreement.

21.   SECURITY

  Seller confirms that, to the best of its knowledge, employees of Seller performing work at Buyer's facilities have no record of criminal convictions involving drugs, assaultive or combative behavior or theft within the last five (5) years. Seller understands that such employees may be subject to criminal history investigations by Buyer at Buyer's expense and will be denied access to Buyer's facilities if any such criminal convictions are discovered. Seller also agrees to comply with Buyer's Alcohol and Drug-free Workplace Directive set forth in Addendum B.

22.   NEW DEVELOPMENTS

  If development Services are to be provided pursuant to this Agreement or if at any time during the term of this Agreement, Buyer pays any fee to the Seller for development Services, the following terms and conditions shall apply unless agreed otherwise in writing by the parties:

  A.
  All intellectual property associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed, created or conceived by Seller, its employees, subcontractors or agents while performing the development Services for Buyer or from proprietary and/or confidential information or materials belonging to Buyer (collectively, "Developments") shall belong exclusively to Buyer and be deemed the confidential information of Buyer. Seller agrees to assign (or cause to be assigned) and does hereby assign fully to Buyer all such Developments.

  B.
  Buyer acknowledges and agrees that Seller shall retain sole and exclusive ownership of any invention, improvement, development, concept, discovery, or other proprietary information owned by Seller or in which Seller has an interest ("Seller IP"). Notwithstanding the foregoing, Seller agrees that if in the course of performing the Services, Seller incorporates any Seller IP into any Development developed hereunder, Buyer is hereby granted and shall have a nonexclusive, royalty free, perpetual, irrevocable, worldwide license, including the right to sublicense, under any such Seller IP, to make, have made, use, import, prepare derivative works of, reproduce, have reproduced, perform, display, offer to sell, sell, or otherwise distribute such invention, improvement, development, concept, discovery, or other proprietary information as part of or in connection with such Development.

  C.
  Seller shall assist Buyer, at Buyer's expense, in obtaining, registering, perfecting and enforcing all patents, trademarks, mask work rights or copyrights necessary to protect Buyer's interest in the Developments assigned to Buyer pursuant to Paragraph (a) above. This includes the disclosure of all pertinent information, the execution of applications, specifications, oaths and assignments and any other papers by Seller necessary to ensure said protection for Buyer. Upon Buyer's request, Seller shall execute an Assignment of Copyright to Buyer covering any copyrightable deliverable accepted by Buyer hereunder.

  D.
  All documentation connected with the development Services or associated with Developments assigned to Buyer pursuant to Paragraph A above, shall be the exclusive property of Buyer. Upon Buyer's request, Seller shall make all such documentation available to Buyer.

23.   SOFTWARE AND DOCUMENTATION LICENSE

  A.
  Definitions:

      "Software" means any software and/or firmware provided with, embedded in or that is necessary, required or normally provided by the Seller for the use and/or operation of Equipment and Items, in object code form, including bug fixes, updates, enhancements, and new releases developed by Seller during the term of the Agreement.

      "Documentation" means any and all user documentation and training materials necessary to instruct Buyer in the proper installation, use and operation of the Software or Equipment or Items which accompany either Software or Equipment and Items.

  B.
  License Grant: Seller grants to Buyer a fully paid, worldwide, transferable, non-exclusive, perpetual license, under all intellectual property rights owned or licensed by Seller and embodied in the Software and/or Documentation to install, copy and use the Software and use and distribute the Documentation internally in the operation of the Software or Items. Buyer may make a reasonable number of archived copies of Software for back-up purposes. Buyer may copy the Documentation or portions thereof, for internal use purposes. Buyer may not reverse engineer the Software.

  C.
  Right to Transfer: Buyer may transfer the Software, Documentation and copies prepared in accordance paragraph 23 B, and all rights associated therewith, as part of the sale, lease or other transfer of all rights in Equipment and Items for which the Software and Documentation were provided or required, provided that the Buyer retains no copies Software, Documentation and the transferee agrees to the terms and conditions of this Software and Documentation License.

  D.
  Ownership: Seller shall retain all ownership interest in and to Software and Documentation, and except for the express rights and license set forth herein, Buyer receives no other rights or license, whether by implication, estoppel or otherwise.

  E.
  Warranties: Seller makes the following representations and warranties to Buyer regarding the Software:

  (i)
  The Software will perform in conformance with the Purchase Spec;

  (ii)
  The Software does not contain any viruses at the time of delivery to Buyer;

  (iii)
  Seller has all necessary rights, title and interest to grant the rights set forth herein to Buyer, free of any claims, liens or conflicting rights in favor of any third party.

24.   MERGER, MODIFICATION, WAIVER, REMEDIES And severability

  A.
  This Agreement and any Releases issued hereunder contains the entire understanding between Buyer and Seller with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties.

  B.
  No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

  C.
  Buyer's rights and remedies herein are in addition to any other rights and remedies provided by law or in equity.

  D.
  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such determination shall not affect the validity of the remaining provisions unless Buyer determines in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

25.   ASSIGNMENT

  Neither party may assign or factor any rights in, nor delegate any obligations under this Agreement or any portion thereof, without the written consent of the other party. For purposes of this Section 25, the acquisition, merger, consolidation or change in control of Seller or any assignment by operation of law shall be deemed an assignment that requires Buyer's written consent. Buyer may cancel this Agreement for cause should Seller attempt to make an unauthorized assignment of any right or obligation arising hereunder.

26.   APPLICABLE LAW

  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, excluding Delaware's conflicts of law provisions. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties agree that the predominance of this Agreement is the sale of goods, and agree that the Delaware version of the Uniform Commercial Code, Article 2, shall be applicable to this Agreement.

27.   HEADINGS

  The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

28.   SPECIFIC PERFORMANCE

  Notwithstanding anything to the contrary contained in this Agreement, the parties agree that the failure of the Seller to deliver an Item or perform a Service in accordance with the terms and conditions contained in this Agreement after the acceptance of a Release would cause irreparable damage to Buyer for which monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which Buyer may be entitled, at law or in equity, Buyer shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement by Seller, and an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

29.   NOTICE

  Unless otherwise agreed in writing by the parties, all notices to Intel regarding this Agreement shall be sent to Buyer TME General Counsel and to the Intel TME's Commodity Manager at the address on the signature page of this Agreement.

30.   PRIVACY

  A.
  If Buyer transmits any personal information to Seller, Seller warrants that Seller shall not transfer such personal information to any third party or use it for any purpose other than as described in this Agreement.

  B.
  If Seller obtains personal information in the course of performance of Services for Buyer, Seller warrants that Seller shall not transfer such personal information to any third party or use it for any purpose other than as described in this Agreement.

  C.
  If Seller collects personal information on behalf of Buyer, and Buyer has given notice to Seller that Buyer will use such personal information in order to contact the data subject, Seller shall submit personal information to Buyer only if the data subject has opted-in to receive information, either from Buyer, or from other companies or persons in general.

  D.
  Seller shall permanently delete all personal information within thirty (30) days after the personal information is no longer being actively used in fulfilling Seller's obligations to Buyer under this Agreement.

  E.
  Seller shall take all measures necessary to ensure the security of Seller's data. Further, Seller shall comply with the current online Privacy Alliance's privacy guidelines (available at www.privacyalliance.org), and any and all updates as they may be issued.

31.   ELECTRONIC TRANSACTIONS

  A.
  Subject to the terms and conditions of this section, the parties agree to receive electronic documents and accept electronic signatures relating to transactions contemplated by this Agreement, including Releases, Purchase Orders, Purchase Order Acknowledgments, Invoices and other transactions as may be agreed by the parties from time to time. Electronic documents and electronic signatures shall be a substitute for paper-based documents and signatures, and the legal validity of a transaction will not be denied on the ground that it is not in writing.

  B.
  All electronic documents shall be transmitted through the use of EDI, XML or other WEB based transmission formats. Electronic documents may be transmitted or received electronically directly by the parties or through designated third party communication network service providers with which either party may contract. Each party agrees to designate all transmissions as confidential and protect all electronic documents from improper or unauthorized access in accordance with Section 12A of this Agreement. Information contained in any electronic document or otherwise exchanged electronically between the parties shall be considered the confidential information of the disclosing party and shall be maintained in accordance with Section 12A of this Agreement.

  C.
  For purposes of this Agreement, an electronic signature shall mean information or data in electronic form that is attached to or logically associated with an electronic document and executed or adopted with the intent to sign the electronic document. An oral communication or a recording of an oral communication shall not qualify as an electronic signature. Nothing in this section shall be construed to limit or otherwise affect the rights of either party to assert that an electronic signature is a forgery, is used without authority, or otherwise is invalid for reasons that would invalidate the effect of a signature in written form.

  D.
  Seller acknowledges that its use of Buyer's websites is at Seller's own risk and that Buyer makes no representations or warranties of any kind whatsoever regarding Buyer's websites (including any software, hardware, equipment, communications providers or connections), whether express or implied, written or oral, including any warranty that the Buyer's websites will be operational at any particular time, free from outages or errors, compatible with any other computer or telecommunications hardware or software, fit for any particular purpose, or any warranty arising out of course of performance, course of dealing or usage of trade. Seller hereby releases Buyer from any and all liability of any kind whatsoever arising out of Seller's use of or inability to access Buyer's website.

32.   USE OF BUYER PASSWORDS

  A.
  During the term of the Agreement, Buyer may provide Seller's employees and/or agents with user names and passwords ("Password[s]") for access to certain of Buyer's confidential websites ("Website[s]"). Buyer may revoke a Password and access rights to any Website, at any time without notice to Seller. Seller agrees that the Passwords are the confidential information of Buyer and shall be maintained in accordance with Section 12A of this Agreement.

  B.
  Passwords will only be granted to Seller's employees or agents that execute a on-line password use agreement available on the Website. Seller agrees that this on-line password use agreement will be a valid and binding agreement when executed by such employees or agents. Seller agrees to take all reasonable efforts to ensure that such employees and agents comply with the terms of such password use agreements and to notify Buyer within 10 business days of such an employee or agent terminating their employment with Seller.

  C.
  Seller and seller's employees and/or agents are authorized only to use passwords for accessing the websites for the business purposes intended by buyer and for no other purpose. All information found on the website or downloaded, transferred, printed or otherwise obtained from the website is the confidential information of buyer and is subject to the terms and conditions of the CNDA referenced on the signature page of this agreement. Before accessing and receiving confidential information from the website, seller's employees and/or agents must electronically accept the terms and conditions of the electronic confidential information transmittal record ("CITR") found on the website, which the parties agree will substitute for the CITR procedure in the CNDA. Buyer will record and store a record of each and every time seller's employees and/or agents access the website with the password. In addition to the terms and conditions of the CNDA, seller's employees and/or agents will comply with any other restrictions found on the website.

33.   DISPUTE RESOLUTION

  A.
  All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation, including referral to the National Patent Board. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings.

  B.
  Seller's sole remedy for any infringement of Seller's patents arising from products or services (hereafter "infringing products") used by Buyer in the manufacture, testing or assembling of Buyer's products shall be compensatory damages, which Seller will seek solely from the manufacturer(s) and/or distributor(s) of such infringing products. Nothing in this Section shall prevent Seller from seeking an injunction against infringing products not used by or for Buyer in the manufacture, testing or assembling of Buyer's products.

34.   SURVIVAL

  The rights and obligations of the parties as contained in Sections 1, 3, 5, 6, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20, 22, 23, 24, 25, 26, 29, 30, 31, 32, 33, 34 and 35 shall survive the termination or expiration of this Agreement along with any other right or legal obligation of a party created by a term or condition in any Addendum, SOW or Purchase Spec, which term or condition by its nature would survive the termination or expiration of the Agreement.

35.   ORDER OF PRECEDENCE

  In the event of a conflict or inconsistency between the Terms and Conditions of this Agreement and its Addenda, a Release or Purchase Spec the following order of precedence shall govern:

  A.
  Any supplemental terms or instructions on the face of a Release accepted by Seller.

  B.
  The Terms and Conditions of this Agreement and its Addenda and Amendments.

  C.
  Purchase Spec.

ADDENDUM A

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL EQUIPMENT MODELS, SPARE PARTS AND SERVICES

PART I.        EQUIPMENT

1.     EQUIPMENT PERFORMANCE GUARANTEES

  For purposes of this section 1 of Part 1 addendum A only, the term "Availability Requirement" means the lesser of the Equipment availability requirement (or "utilization capability" or "100% uptime" requirement) as set forth in the Purchase Spec per SEMI E10-96. The warranty on a unit of Equipment will be extended one (1) month for each month that such Equipment performs below the Availability Requirement. Seller has the right to request a mutual review process, to review equipment performance data, at which Seller may exclude downtime caused by the Buyer in the availability calculations. This provision for warranty extensions does not apply until three (3) months after Equipment final acceptance. If the Availability Requirement is not met for more than six (6) consecutive months during the warranty period, Buyer may, at Buyer's option: (a) return Equipment for full credit; (b) obtain replacement parts, including major components, at no cost to Buyer; or (c) have the non-complying Equipment replaced with new Equipment within ninety (90) days. Warranty extensions may be reduced by one (1) month for every two (2) months that the Equipment performs better than three percent (3%) above the Availability Requirement. Buyer must be in general compliance with Seller's recommended or a mutually agreed upon preventative maintenance schedule for warranty extensions to be invoked. Extensions will be agreed upon within ninety (90) days after the month in which the Equipment performance dictated the extension.

2.     MODIFICATIONS AND UPGRADES

  A.
  Buyer may require and Seller agrees to make any Equipment modifications needed to bring the Equipment into conformance with the Purchase Spec or, in the case of performance-based pricing (if such a pricing structure has been agreed to) to meet the Expected Improvement Rate (EIR).

  B.
  Such modifications will be performed at no cost to Buyer. Prices for upgrades and modifications that exceed the Purchase Spec (current at time of installation) will be negotiated at the time Buyer grants authorization.

  C.
  Seller offers to add Items currently offered or developed over the term of the Agreement, which Buyer does not currently purchase, to this Agreement, should Buyer choose to purchase such Items.

3.     CHANGE CONTROL

  A.
  Buyer may require and Seller agrees to make any Equipment modifications needed to bring the Equipment into conformance with the Purchase Spec or, in the case of performance-based pricing (if such a pricing structure has been agreed to) to meet the Expected Improvement Rate (EIR). Such modifications will be performed at no cost to Buyer. Prices for upgrades and modifications that exceed the Purchase Spec (current at time of installation) will be negotiated at the time Buyer grants authorization.

  i.
  Seller shall not make changes to Items without prior written approval from Buyer.

  ii.
  Changes include all hardware or software assembly modifications that affect the manufacturing environment, impact/require recipe alteration to match outputs, impact equipment installations/facilities hookup, affect the ergonomic or safety characteristics of the Equipment, and/or affect existing Equipment software. They may also include modifying Equipment, modules, software, subassemblies, parts associated with the manufacturing environment or process chemicals/consumables.

    iii.
    Seller must request approval for such changes by notifying Buyer of the proposed change by sending an Equipment change request notice to Buyer a minimum of ninety (90) days prior to any proposed change. This notice shall include the specific change requested, reason for the change, specific change details, Items affected, and the impact to Equipment in the field.

    iv.
    Seller shall provide rev-level control and traceability systems for Items supplied to Buyer hereunder.

    v.
    In the case of Equipment on order but not yet shipped, formal modification of the Release is required for any change to the model, configuration, variance to the price, performance, acceptance specifications, or delivery schedule. No Equipment will be accepted or paid for that is in variance to what is shown on the Release unless formally authorized by a written change order.

4.     TRAINING & DOCUMENTATION

  A.
  The drawings, documentation, and training materials must conform to the Intel specification 20-254 "DOCUMENTATION AND TRAINING REQUIREMENTS" defined in Addendum E. Training must be developed using either Performance-Based Equipment Training (PBET) or Criterion-Referenced Instruction (CRI) methodology and delivered by PBET certified instructors.

  B.
  Buyer may purchase and Seller will make available training and documentation as defined in Addendum E.

  C.
  Buyer will review all supplied training and documentation and has authority to accept or reject it. Buyer will not give final approval until Seller has delivered all documentation referenced 20-254 "DOCUMENTATION AND TRAINING REQUIREMENTS" defined in Addendum E. Final equipment payment will not be made until the requirements of this specification have been satisfactorily completed.

5.     SAFETY REVIEW AND NOTIFICATION

  A.
  Seller warrants that the Equipment complies with SEMI S2 Safety Guidelines for Semiconductor Manufacturing Equipment OR be listed by a Nationally Recognized Testing Laboratory (NRTL) using the applicable standards AND comply with SEMI S8 Safety Guideline for Ergonomics/Human Factors Engineering of Semiconductor Manufacturing Equipment. Seller shall document conformance through an agreed upon third party at Seller's expense. Documentation of compliance listed in the Purchase Spec shall be provided to the Buyer three months prior to the date the Equipment is being shipped. Modifications necessary to bring the Equipment into compliance will be provided by Seller at no charge. Seller must have management and control systems for the effective management of product safety compliance.

  B.
  Seller will notify Buyer's corporate purchasing representative, corporate technical representative, and corporate environmental health & safety representative immediately upon discovery of any actual or potential environmental, health or safety hazard with the Equipment, upon discovery. Determination of the scope and any containment and corrective actions required to cure such a hazard will be performed by Seller at no cost to Buyer. Should Seller not be able to cure, Seller shall provide a full refund of the Equipment purchase price to Buyer.

6.     EQUIPMENT RELIABILITY

  A.
  Reliability Demonstration: Seller agrees to use "Reliability Qualification Test" (RQT) plans (SEMI E10 96) to demonstrate, with 80% confidence, that the Equipment's reliability meets or exceeds the performance specification for reliability, based on testing of production systems and/or field data. This will be used to substantiate the claims of Equipment performance for each design. Testing will be performed by Seller on as many machines as required to establish the required confidence. If subsystems are tested individually, the subsystem goals must be apportioned from the systems goal.

  B.
  Failure Modes and Effects Analysis: Seller agrees it will complete Failure Modes and Effects Analysis (FMEA) studies on at least three of the most critical subsystems and/or those systems that contain new design concepts.

  C.
  Fault Tree Analysis: At least annually, Seller will perform Fault Tree Analysis (FTA) on no fewer than the top three known failure modes associated with each type of Equipment. This will document the largest limiters to the Equipment's reliability, and will be the foundation for developing a comprehensive plan for reducing or eliminating each of the failure modes.

  D.
  Continuous Improvement/Upgrades: With all continuous improvement projects and upgrade programs, Seller will:

  (i)
  Perform FTA's on the existing problem or issue to verify that the most important root causes are understood and corrective actions are generated.

  (ii)
  Model and provide rationale for the design goals for the proposed solution.

  (iii)
  Perform FMEA's on the solution design.

  (iv)
  Execute an RQT to objectively verify the reliability of the solution.

7.     BUYER SPECIFIC PROCESS RECIPE DEVELOPMENT

  If during the term of the Agreement, Buyer is required to develop Buyer specific process recipes ("Recipes") for Items at Seller's site, the parties agree as follows:

  A.
  Seller shall designate a secured area at Seller's site for the use of Buyer's employees for the purpose of such process development work. During this development, Seller's employees will have no access to the area and at the conclusion of the development work, Buyer may delete any and all memory pertaining to the Recipes from the Items.

  B.
  Seller acknowledges and agrees that all Recipes are the sole and exclusive property of Buyer and any information relating to Recipes disclosed to Seller by Buyer shall be deemed to be the Confidential Information of the Buyer and governed by the terms of the CNDA referenced on the signature page of this Agreement.

  C.
  Seller may use the Confidential Information solely in conjunction with Items and agrees not disclose the Confidential Information to any third parties, including any affiliates, subsidiaries, parent or sister companies, without the prior written approval of Buyer.

  D.
  Seller acknowledges and agrees that no license under any Buyer patent, copyright, trade secret or other intellectual property right is granted to or conferred upon Seller by the disclosure of any Confidential Information by Buyer to Seller as contemplated hereunder, either expressly, by implication, inducement, estoppel or otherwise, and that any license under such intellectual property rights must be express and in writing

PART II.        SPARE PARTS

1.     SPARE PARTS DELIVERY

  A.
  For emergency (e.g. down Equipment) spare parts, Seller will accept orders 24 hours per day, seven days per week and will ship such emergency spares orders to Buyer's facilities immediately during normal business hours and within four hours during all other hours, and by the most expedient method possible. At Buyer's option, Seller will arrange shipment of such spare part or Buyer will arrange for pickup.

  B.
  For non-emergencies, Seller guarantees spare parts will be shipped to Buyer's facilities after receipt of order no later than the following schedule (exclusive of transit time):

Type of Part	Leadtime
CONSUMABLES	1 Week
NON-CONSUMABLES	1 Week
CONSIGNMENT REPLENISHMENT	1 Week
REPAIRS	2 Weeks
REPAIR EXCHANGE POOLS	1 Week
  C.
  In any month (as defined by Buyer's work week calendar), if the OTD at any Buyer site falls below 98% ("Non-Conforming Month"), all spare parts ordered by that site during the second calendar month following the Non-Conforming Month will be given an additional discount (beyond that in Section 3.3 (a)) according to the schedule below

OTD	Additional Discount
85%-97.9%	15%
75%-84.9%	20%
60%-74.9%	25%
less than 60%	30%

    Regardless of any discount, Seller shall ship any past due spare part within twenty-four (24) hours of availability.

2.     SPARE PARTS TERMS

  A.
  Spare parts will be discounted XX percent (xx%) off of the Seller's published price list, or xx% off of lowest price charged by Seller to other customers, whichever is lower, as referenced in Addendum F Spare Parts Price List.

  B.
  Seller shall supply Buyer with a complete list of spare parts written in Excel spreadsheet format, which will be included in Addendum F Spare Parts Price List. The spare parts list will include Seller's part number, description, Intel's discounted new-buy price, Intel's discounted repair price (as applicable), new-buy lead-time, repair lead-time (as applicable), typical consumption per year per machine, typical recommended stocking level. Seller shall also identify which parts are consumable/non-consumable (C/N) and repairable/non-repairable (Y/N).

  C.
  Seller shall provide Buyer with a list of second/direct sources for all parts. This list will cross reference Seller's part number with the original manufacturer and part and shall be provided six (6) months prior to delivery of the first HVM tool. The warranty on each existing tool(s) will be extended for one additional month for every month that this list is late as required above.

  D.
  Seller and Buyer shall jointly develop and manage a bill of materials and spares stocking strategies in order to stock the optimal level of spare parts at each Buyer site.

  E.
  Non-consumable parts provided under warranty and/or service contracts will be provided by Seller at no cost to Buyer. Seller will pay all shipping costs including duty and insurance for warranty replacement parts. The name of a carrier and account number will be provided by Seller for warranty returns.

  F.
  Seller will notify Buyer in writing 30 days prior to obsolescence of any part number or part revision and will make that part available to the Buyer for a minimum of 180 days after the notice. Buyer may return obsolete parts within 180 days after written notification of part revision or obsolescence for 100% of the original purchase value.

  G.
  Buyer may return any parts up to 24 months after receipt of part for a full refund or credit of the original purchase value against any outstanding or future Seller invoices.

  H.
  Spare parts will be supplied by Seller for at least seven years beyond the last Equipment purchase or end of product manufacturing, whichever is later. If Seller can no longer supply parts beyond seven years, Seller will furnish drawings and specifications for the parts with all the rights required to have such parts made by a second source supplier without compensation of any nature to Seller.

  I.
  Parts delivered to Buyer must be pre-cleaned and bagged in accordance with Buyer's current Purchase Spec requirements, if any.

  J.
  Seller will have a tracking system to collect failure analysis data on high usage parts, and will make such data available upon request.

  K.
  Each Buyer site will have the option to stock consignment spares per terms referenced in Addendum I Spare Parts Consigned Inventory Program.

  L.
  Seller will support Buyer's internal repair capability for items purchased under this agreement. At Buyer's request, Seller shall provide technical information (drawings, schematics, etc.) Buyer may require to enable this capability.

3.     SPARE PARTS COST CONTROL

  A.
  Adjustments to fixed costs of parts (either consumable or non-consumable) will be made under the following conditions:

  (i)
  If Buyer and Seller agree to implement cost reduction programs, such as spare parts reliability improvements, alternate sourcing, value engineering, or re-specification of quality requirements, the fixed costs of parts shall be adjusted by the agreed upon amount of cost reduction due to such programs.

PART III.        SERVICES

1.     APPLICABILITY

  The terms and conditions in this section apply to all Service work (such as, but not limited to installation, warranty, service call, and extended service contract) performed by Seller at Buyer's facilities. In the case of extended service contracts, a separate scope of work for each service contract will be negotiated and will become a supplement to this Agreement.

2.     PRICING

  A.
  Prices set forth in Addendum G Service Pricing and FSE Expectations and specific scopes of work (for extended service contracts) shall remain firm for the duration of this Agreement except as provided below.

  B.
  Seller will decrease rates when they are determined not to be competitive with geographical labor rates.

  C.
  If Seller decreases prices for Services furnished hereunder, the prices of any and all remaining Services under this Agreement shall be decreased.

3.     ALTERNATE USE OF SCOPE OF WORK PERSONNEL

  If, after receiving Buyer's approval, Seller utilizes personnel assigned under any factory-specific Scope of Work (SOW) to perform installation, warranty, or other work not included in such factory-specific SOW, Seller will credit to Buyer the value of all such work. The amount of any such installation, warranty, or other credits will be mutually agreed in advance. Buyer shall have the right to accept or reject any Seller requests to utilize personnel assigned under a factory-specific SOW to do any such work.

4.     EQUIPMENT PRE-DELIVERY AND START UP

  A.
  Prior to Equipment installation, Seller shall participate in Buyer's installation design reviews, identify any flaws in the designs that would impair the successful installation of Seller's Equipment, and shall approve final design revisions.

  B.
  After Buyer has completed Equipment facilitization, Seller shall work the required amount of hours in order to ensure Equipment is installed and started up to meet Purchase Specification acceptance criteria and production ramp requirements. At a minimum, this shall include final connection, pre-safety certification hookup work, mechanical, electrical, software functionality testing, chemical functionality testing, acceptance to Purchase Specification criteria, and process module qualification (final acceptance). Buyer and Seller shall co-develop plans, Gantt charts or other tools that are necessary to ensure Equipment is ready for each phase of Buyer's production ramp.

5.     PROCESS MODULE QUALIFICATION

  A.
  Seller shall participate as needed in process and module qualification and in integrating the Equipment into the manufacturing process.

  B.
  Buyer's procedures, practices and methodologies will be used to ensure that the Equipment being installed matches the performance of similar Equipment installed in Buyer's facility.

  C.
  Equipment matching shall include, but is not limited to, process matching, gauge matching, statistical and Equipment to Equipment matching in the same facility or in any of Buyer's facilities, subject to any limitation defined in the Purchase Specification.

  D.
  Buyer shall provide Seller with training to assist in Equipment, process and module characterization procedures.

  E.
  Seller shall assist Buyer in streamlining the process within critical parameter requirements to achieve greater machine effectiveness and higher output volume.

6.     FIELD SERVICE SUPPORT

  A.
  If equipment does not meet performance requirements and specifications as detailed in the Purchase Specification, Seller shall provide service engineer on Buyer's site. Should problems persist, additional field service engineers will be dedicated to provide 24 hours × 7 days on-site coverage at no additional cost until Equipment consistently meets Purchase Specifications.

  B.
  Seller will provide worldwide field service support to ensure that the equipment meets or exceeds the performance specifications. Seller will (i) monitor and report data on performance to plan (by work week) at the required service contract, warranty and management reviews, (ii) actively participate in continuous improvement forums, such as, users groups, (iii) continuously improve their process capability, application knowledge, and support, (iv) train and certify their field service personnel so that they meet the requirements identified in this agreement, and (v) develop the appropriate escalation procedures for problem resolution and Equipment down situations.

  C.
  Sites shall have the option of extending on-site coverage at a rate in accordance with Addendum G Service Pricing and FSE Expectations provided Purchase Specifications have been achieved.

7.     CONTINUOUS IMPROVEMENT

  A.
  After the first Equipment is installed at a site, Buyer may require Seller to participate in a joint program to baseline and improve the performance of Seller's Equipment in Buyer's production applications. At the end of six months, Buyer and Seller shall review this baseline performance and establish long range continuous improvement goals. In no case shall baseline Equipment performance be less than parameters defined in the Purchase Specifications.

  B.
  Buyer shall administer and Seller shall support the use of performance report cards, continuous improvement programs such as Supplier Continuous Quality Improvement (SCQI), Sematech Standard Quality Assessment (SSQA), Supply Chain Risk Assessment (SCRA), or other quality improvement programs, along with management review meetings to monitor Seller's performance towards continuous improvement goals.

  C.
  Seller shall work with Buyer to collect and analyze data through Buyer's automated data collection system and/or other data available to Seller and recommend corrections or improvements to Equipment.

  D.
  Seller will work with Buyer to develop, test, and proliferate Continuous Improvement Projects (CIP) needed to meet or exceed the Corporate Purchase Agreement and Corporate Purchase Specification requirements.

  E.
  Seller commits to lowering the total cost of ownership and to showing that improvement in the equipment cost of ownership model.

8.     ESCALATION

  A.
  Seller will provide telephone Technical Support on 24 hours per day, 7 days per week, 365 days per year with a 30-minute pager telephone response basis. Seller will also provide an escalation list with the phone numbers of at least three senior technical personnel. If a problem occurs with a piece of Seller's Equipment, Buyer shall immediately call Seller's Technical Support (or escalation list, if necessary).

  B.
  If a problem with Equipment cannot be resolved by Buyer's personnel within 1 hour of such a call, Seller will have service personnel on Buyer's site within 4 hours or within 2 hours if an extended service contract is in place.

  C.
  If the problem is still unresolved 24 hours after the initial call, Seller shall dispatch at least one additional senior (Level III) field service engineer to the site.

  D.
  If the problem is still unresolved 36 hours after the initial call, Seller Management shall update Buyer with repair status every 4 hours until equipment is returned to production. The previously agreed plan of action is reviewed, updated and modified as required. If the problem is still unresolved, the Seller shall dispatch a team of Process, Hardware, and Software experts from Seller Engineering / Design group. Such persons shall travel by the most expeditious route at Seller's expense.

  E.
  A post mortem report is required for all equipment down over 24 hours. Seller's Field Service Manager is responsible for scheduling a post mortem meeting with the Buyer after the "Escalated" problem is resolved. The Seller report will include, but is not limited to, documenting the root cause, plan of action, any future preventive actions, a summary of the daily activities noting parts used, their effect on the problem, and any change to the plan of action.

  F.
  These levels of escalation will be provided at no cost during the warranty period.

9.     TECHNICAL EXPERTISE

  A.
  All Seller personnel who work on equipment at Buyer's sites must be Level III certified per Addendum G Field Service Engineer Skills and Expectations. Seller will inform Buyer when such personnel do not meet Level III certification criteria, and will be subject to remedies described below paragraph G.

  B.
  Seller personnel used to install new equipment or relocate existing equipment must be Level III certified per Addendum G Field Service Engineer Skills and Expectations.

  C.
  On Site Field Service Engineer (OSFSE)—OSFSE must be Level III certified per Addendum G Field Service Engineer Skills and Expectations. The OSFSE will be responsible for the management and supervision of Seller's team of Field Service Engineers (FSE's) and other personnel utilized in the performance of this Agreement. The OSFSE shall be responsible for resolving any Seller personnel-related discipline issues. However, Buyer reserves the right to request the immediate removal of any Seller personnel who are in breach of any laws, regulations, or provisions of this Agreement. The OSFSE will be a primary communication link from Buyer's factory to Seller, and will participate in Buyer's various equipment improvement teams, and management reviews as requested. The OSFSE will deliver on-the-job training and formal training per Specification 20-254 section 4.7 to maintain and improve the skills of the FSE's and Buyer's factory personnel assigned to Seller's equipment. As requested by Buyer, the OSFSE must report equipment performance MTBA, MTBF, Utilization, Outs per system, Spares usage, and PM PAS, weekly to responsible Process/Equipment Engineer, Site Supplier Management Team and Buyer, as well as performance against schedule (PAS) for any agreed to service objectives or issues and plans.

  D.
  Off Site Field Service Engineer (OFSFSE)—OFSFSE must be Level III certified per Addendum G Field Service Engineer Skills and Expectations. FSE's must maintain and repair the equipment listed in this contract or factory specific Scope of Work. The work of FSE's on shift will be coordinated through Buyer's Shift Technical Supervisor or Manager.

  E.
  Upon request, Seller shall furnish evidence of any and all On Site Field Service Engineer (OSFSE) or Off Site Field Service Engineer (OFSFSE) credentials with respect to being Level III certified, as defined in this section. Buyer shall have the right to audit any such evidence, including, but not limited to, the right to interview any of Seller's personnel designated for the performance of applicable factory-specific service Scope of Work or equipment associated as noted in this agreement.

  F.
  Buyer must maintain all training and certification records for all Field Service Engineers. As part of Buyer's ISO 9001 certification process, Seller may be requested to provide information regarding Buyer in-house training or current calibration records for all applicable hand tools, and current listing of all manuals, including revision number.

  G.
  If any of Seller's personnel assigned to any factory-specific service or Scope of Work, upon commencement of work at Buyer's factory, are not Level III Addendum G, Buyer may choose from one of the remedies listed below. Such remedies will apply only to the individual personnel in question and will be in effect only until such time as Seller can prove that such personnel have met the requirements to be "Level III."

  i.
  The individual is removed from Buyer's factory and replaced by a "Level III." Or,

  ii.
  The individual shall be paid-for at [*****] of the rate established in this Agreement and an agreed Seller-developed training plan will be established for that individual. Or,

  iii.
  The individual may remain but shall be supplemented at no charge by an additional Seller personnel who is Level III certified Or,

  iv.
  Buyer may cancel the portion of the applicable factory-specific service Scope of Work equal to the number of individuals who are not Level III, with no cancellation liability.

  v.
  Withhold [*****] of final equipment payment, until Field Service Engineer is Level III certified.

10.   OTHER SELLER RESPONSIBILITIES

  A.
  OSFSE's will participate and contribute to Buyer factory support teams.

  B.
  OSFSE will be Performance Base Equipment Training (PBET) certified.

  C.
  OSFSE will provide training described in 20-254 Training Requirements to support Buyer's maintenance capability.

  D.
  Modifications and/or procedural changes recommended by Seller will be implemented only as defined by Buyer's Change Control Procedures.

  E.
  Seller will provide documented and demonstrated Response Flow Checklists (RFCs) for equipment troubleshooting and repair of the common failures from the reliability growth testing.

  F.
  Seller will provide documented and demonstrated equipment maintenance and repair procedures. These Best Known Method (BKM) or Copy Exactly (CE) established procedures must be designed or intended to minimize equipment downtime and parts consumption. The Buyer, using Buyer validation approval systems, must approve all Seller BKM or CE procedures.

  G.
  Seller will adhere to all Buyer safety and ergonomic requirements, identify tool-related safety and ergonomic issues (both actual and potential) and work on solutions to resolve identified issues.

  H.
  Seller is responsible for FSE training, tracking and competency in all Buyers safety requirements, as per Section Addendum G FSE Skills and Expectations. This is inclusive of any and all work performed by the Seller's FSE, at the Buyer's sites.

  I.
  Should Seller have non-English speaking FSE's on site, Seller will provide adequate bi-lingual support for translation.

ADDENDUM B

ALCOHOL/DRUG-FREE WORKPLACE DIRECTIVE

        Intel is committed to fulfilling its legal and ethical responsibility to maintain a safe and efficient working environment on Intel premises. Supplier's drug and alcohol program shall be at least as stringent as Intel's. This means that at a minimum, Supplier shall ensure that all Contractors assigned to Intel premises shall pass a screen test (urine analysis) for drugs per the schedule outlined below within seventy-two (72) hours after the Supplier has identified the Contractor to be assigned to Intel.. For purposes of this Addendum B, the term "Contractor" refers to Supplier's employees or subcontractors providing Services to Buyer under the Agreement. Any Contractor who does not successfully pass the screen test within such seventy two (72) hour period will be barred access to all Intel facilities. In addition, when Intel has a reasonable suspicion that a Contractor is under the influence of alcohol or drugs in violation of Intel's standards, Supplier shall, at Intel's request, either perform immediate drug and alcohol testing of any Contractor so assigned, or shall remove the Contractor from the Intel premises.

        If a Contractor tests positive, that Contractor will be denied access to Intel premises and Intel will require return of that Contractor's security badge immediately. In addition, a corporate-wide "no-access" notation will be placed in the Intel corporate security database and no Application for Waiver will be considered by Intel.

        Supplier will be responsible for all testing and for maintaining of records for its Contractors. Supplier will also be responsible for prompt notification and removal of any Contractor found to be in violation of Buyer's Alcohol and Drug-Free Workplace Directive. This includes retrieving the Contractor's badge (including duplicate picture badges, Fab, AT, or other specialty access or permit badges and other property movement badges) and other Intel property, and depositing same at the nearest Intel security post.

        Also, Intel may, at its option, exercise its right to audit Supplier's personnel records related to compliance with Intel's Drug and Alcohol Directive to ensure that federally certified laboratories are being used and appropriate procedures are adhered to.

Drugs	Screening Method Cutoff (Immunoassay)	Confirmation Method Cutoff (GC/MS)
Amphetemines	1000 ng/ml	500 ng/ml
Cannabinoids	50 ng/ml	15 ng/ml
Cocaine	300 ng/ml	150 ng/ml
Opiates	300 ng/ml	300 ng/ml
Phencyclidine	25 ng/ml	25 ng/ml

ADDENDUM C

PROTECTION OF INTEL'S INFORMATION ASSETS

        Seller agrees to safeguard Intel's classified (i.e., Intel Confidential, Intel Secret, Intel Restricted Secret and Intel Top Secret) and proprietary information set out in the body of the parties' Agreement and relevant Unescorted Access Application forms for badges. Seller also agrees to use and apply Intel's information protection methods stated below in this Addendum in the performance of Seller's work. Seller agrees that this performance standard applies to all Intel classified and proprietary information, regardless of the medium (Intel's or Seller's) in or on which it is retained or communicated and to software that is licensed by Intel for its internal use.

        Seller is not automatically granted access to Intel classified and proprietary information, networks or software. However, authorization to use or access Intel information, software, or telecommunications may be granted by the Intel information owner if access is necessary and directly related to Seller's scope of work or duties. Unless specifically authorized, Seller may not use or access Intel classified or proprietary information that may be happened upon or inadvertently discovered while performing work under this Agreement. Neither may a Seller or Seller's employee control an Intranet web site at Intel.

        Seller shall not modify Intel classified or proprietary information, software, hardware, or telecommunications without the explicit permission of the Intel employee responsible for the resource, with the exception of contract-related requirements or resources that allow for individual customization (e.g., Microsoft Windows user features). The Seller's employees, agents, or subcontractors may not disclose Intel classified or proprietary information to their co-workers, except for disclosure to those similarly bound to protect Intel's intellectual property with a need to know to fulfill this Agreement.

        This Addendum outlines the Intel's minimum requirements for protection methods for all Intel classified or proprietary information and software that the Seller's personnel may come in contact with. Intel recognizes that the correct and proper protection of its information rests with its employees and Sellers who have been authorized access. Failure to comply with these requirements will provide grounds for immediate termination of this Agreement by Intel.

        For further information or questions, contact your Intel management sponsor.

ADDENDUM D

EQUIPMENT AND ITEM SPECIFIC TERMS AND CONDITIONS

Description	Model #	Spec #	Volume	Price	Lead-time

ADDENDUM E

TRAINING DOCUMENTATION AND PRICING

1.
The governing specification 20-254 revision xx to be sent by Commodity Manager.

2.
TRAINING

A.
Buyer's training and documentation representative may audit each class once per year as described in 20-254 at no cost.

B.
Seller will provide one (1) pilot delivery for each training class described in 20-254 to the Buyer for up to six (6) students at no cost.

C.
Seller will provide a Training Tool during all training sessions that will reside in North America, or Europe, or East Asia.

D.
Seller will deliver On-Buyer site classes to meet factory shift requirements 7 days per week.

E.
One (1) day equals eight (8) hours of instruction time.

F.
Seller is responsible for all travel, lodging expenses, and per diem for Seller's instructor.

G.
Course cancellation policy

(i)
Buyer has the right to cancel any confirmed class up to "5" business days prior to class start date without penalty. If the Buyer cancels the confirmed class within "5" days prior to class start date, the Buyer will pay actual documented incurred cost.

(ii)
Seller has the right to cancel any confirmed class up to "10" business days prior to class start date without penalty. If the Seller cancels the confirmed class within "10" business days or misses the confirmed class date, the Seller will deliver the next class at no cost.

H.
Assembly/Test Course Training Cost

(i)
On Buyer's site cost per class (containing up to six (6) students) equals $500.00 multiplied by the number of course days.

(ii)
On Seller's site cost per class (containing up to six (6) students) equals $500.00 multiplied by the number of course days.

ADDENDUM F

SPARE PARTS PRICE LIST

1.
See attachment located in Intel contract database

ADDENDUM G

SERVICE PRICING AND FSE EXPECTATIONS

1.     SERVICES

Service level	US	Malaysia	Philippines	Costa Rica	Shanghai
24x7 w 4hr response
8x5 w 4hr response
Onsite FSE (40 hours/wk)
Hourly Rate FSE
Warranty Extension
(24x7 w 4 hour response and parts repair)
Onsite Applications Engineer (40hrs/wk)
Hourly Rate Applications Engineer

FIELD SERVICE ENGINEER SKILLS AND EXPECTATIONS

(Qualifications for Level III certification include, but are not limited to the skills or activities listed below)

(Skills and expectations are generic and may vary depending upon tool applicability)

1.
At least six months experience working with the model(s) of equipment being supported under this Agreement. If new model of equipment, experience requirement will be 6 months after tool is released to the field.

2.
The ability to demonstrate proficiency in all of the tasks listed in applicable factory-specific service Scopes of Work and any other factory-specific requirements as agreed to in writing.

3.     SAFETY

  A.
  Apply appropriate equipment specific safety procedures rigorously.

  B.
  Suggest and maintain safety improvements.

  C.
  Perform tasks according to safety system requirements.

  D.
  Identify and describe hazards and safety procedures for acids, solvents, pressurized and inert gases, cryogenics related to the equipment set.

  E.
  Describe the mechanical, electrical (EEW), vacuum, pneumatic, hydraulic, and thermal hazards and the associated safety procedures for the equipment set.

  F.
  Apply ergonomically correct methods for lifting and handling of equipment and equipment components.

  G.
  Recognize and describe the use of emergency shut off switches, interlocks and valves for the machines in the equipment cluster/set.

  H.
  Describe the correct hot work safety procedures.

  I.
  Correctly handle reactive gases, acids, solvents, pressurized and inert gases at point of use, specific to the equipment set.

  J.
  Certified to perform CPR and First Aid, has received Electrical Safety Training, (if in U.S. must meet OSHA Requirements), has read and understands Intel Electrical Safety Procedures, understands Control of Hazardous Energies and Lock Out Tag Out (LOTO) procedures.

4.     OVERALL EQUIPMENT KNOWLEDGE

  A.
  Display knowledge of software and controls specific to the process tools in the equipment set.

  B.
  Ensure machine quality standards are met before returning machine back to production by performing appropriate monitors.

  C.
  Use simple measurement tools in a documented procedure.

  D.
  Use basic hand tools properly as defined for the equipment group.

  E.
  Perform automatic system alignments/adjustments per specifications.

  F.
  Run standard machine monitors.

  G.
  Operate optical measurement equipment.

  H.
  Attain basic theoretical knowledge of the equipment in the set.

  I.
  Demonstrate knowledge of facilities and sub-systems of the process tools in the equipment set.

  J.
  Understand the impact of the equipment variables on the process.

  K.
  Assist with improvements and upgrades.

  L.
  Work with supplier and facilities to install new equipment.

5.     PROCESS/ OPERATIONS

  A.
  Use station controller appropriately to handle PM's and software.

  B.
  Access stores ordering system to obtain necessary spares and other parts.

  C.
  Use data acquisition station controllers.

6.     MAINTENANCE/ TROUBLESHOOTING

  A.
  Perform daily, weekly, monthly, quarterly, semi-annual, and annual PM's as defined for equipment set.

  B.
  Assist in major PM's.

  C.
  Perform weekly maintenance based on data.

  D.
  Recognize and react accordingly to alarms and error codes.

  E.
  Troubleshoot basic transport problems i.e. shuttle cassette not sitting on elevator properly.

  F.
  Troubleshoot standard station controller problems (if required).

  G.
  Maintain equipment as certified from supplier operations, maintenance, and troubleshooting classes.

  H.
  Troubleshoot using complex Response Flow Checklists (RFC) and schematics. Know how all sub-systems are integrated.

  I.
  Participate in Response Flow Checklist development.

  J.
  Apply advanced troubleshooting methods.

  K.
  Participate as the experts in the implementation of equipment improvements.

  L.
  Demonstrate proficiency in electrical skills with regard to working within EEW procedures.

7.     DOCUMENTATION/ SYSTEMS

  A.
  Write PM specifications and RFC's.

  B.
  Use PM checklists correctly and update PM checklist with expert supervision.

  C.
  Enter necessary equipment data into Buyer's data collection database, correctly, including sub-assembly and repair data.

  D.
  Generate status reports and interpret data from Buyer's data collection database to solve problems.

8.     SUPPLIER INTERFACE

  A.
  Work with suppliers and facilities to install new equipment.

  B.
  Interact with suppliers and factory support groups.

ADDENDUM H

THIRD PARTY TECHNOLOGY ESCROW

1.
Upon the request of Buyer, Seller will, at its sole cost and expense, deposit copies in electronic format of any and all engineering drawings, proprietary information, technical documentation, know how, specifications and the like, as may be required by Buyer for the support, operation, maintenance and manufactured of all Equipment and Items by Buyer, or a third party contractor of Buyer, ("Deposit") with a third party escrow holder ("Escrow Holder") approved in advance by Buyer. As a condition to approval by Buyer, the Escrow Holder must be generally engaged in the business of acting as an Intellectual property escrow holder and if required by law, licensed to act in such capacity. The escrow agreement for the Deposit shall name Buyer as beneficiary and shall provide for the release of the Deposit to Buyer upon the occurrence of any of the following release conditions ("Release Conditions"):

A.
Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced by or against Seller, and if such case or proceeding is not commenced by Seller, it is not dismissed within sixty (60) days from the filing thereof; or

B.
Seller fails to continue to do business in the ordinary course, as such business relates to the goods and services to be provided under this Agreement; or

C.
Seller becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or

D.
Seller applies for or consents to the appointment of a trustee, receiver or other custodian for Seller, or makes a general assignment for the benefit of its creditors; or

E.
Seller is unable or unwilling to perform its obligations under the Agreement due to a condition set forth above for a period of sixty (60) days or more; or

F.
Seller breaches any of its service obligations under the Agreement including, but not limited to, maintenance, repair, continuous improvement, upgrades and modifications of Equipment or Items and does not cure such breach within sixty (60) days after receiving written notice thereof by Buyer.

2.
Upon the release of the Deposit to Buyer, Seller grants to Buyer a non-exclusive, world-wide, irrevocable, fully paid up, royalty-free, perpetual license under Seller's Intellectual Property (including trade secrets, copyrights and patents, if any) embodied in the Deposit to: (i) use, reproduce, display, perform, make derivative works of, incorporate in Equipment and Items and distribute internally but solely in conjunction with the maintenance, repair, improvement, upgrade and modification of Equipment and Items by Buyer, or a third party contractor of Buyer, and (ii) to make, have made, use, sell, offer to sell or import Equipment and Items which employ or incorporate Seller's Intellectual Property for use internally by Buyer. Buyer shall be required to maintain the confidentiality of the released materials while in its possession. Upon written request of Seller, at such time as Seller shall have remedied the Release Conditions under which the Deposit was released to Buyer, Buyer shall promptly return the Deposit to the Escrow Holder. At such time, the license granted above shall terminate, except for any license granted to a third party by Buyer for the unexpired portion of any existing agreement with the third party or any use or right exercised by Buyer during the period that Buyer was in possession of the Deposit.

ADDENDUM I

SPARE PARTS CONSIGNED INVENTORY PROGRAM

1.     SCOPE

  A.
  Purpose: The purpose of the Consignment Program is to give each of Buyer's Sites ("Site or Sites") the option to maintain a Consignment Inventory of Spare Parts ("Parts"), both repairable and non-repairable, in order to improve Parts support and reduce response time for replacement of Parts.

  B.
  Election to Participate: If a Site elects to participate in the Consignment Program, it shall provide written notice to Seller of the Site's election to participate. Such notice shall reference the Agreement and this Amendment.

2.     CONSIGNED INVENTORY

  A.
  For purposes of this Addendum, "Consigned Inventory" shall mean inventory owned by Seller and delivered to a Site for Buyer's specific use.

  B.
  The parties shall agree in writing to the Parts that will be included in the Consigned Inventory and appropriate stocking levels.

  C.
  Title to all Parts in the Consignment Inventory is and shall remain in Seller until the Parts are issued from the Consignment Inventory to the Buyer.

3.     METHODOLOGY

  A.
  CONSIGNED INVENTORY PREREQUISITE

  (i)
  Consigned Inventory will be stocked at the Site.

  (ii)
  Buyer shall provide a perpetual inventory system for record keeping and internal control of the Consigned Inventory, offering a continuous check and control over inventories as well as immediate data concerning inventory position.

  (iii)
  At Buyer' discretion, all preventative maintenance (PM) kits/Parts shall be included in Consigned Inventory.

  (iv)
  All Spare parts in the Consigned Inventory will be set-up with auto-order status.

  B.
  PROCEDURE FOR ADDING PARTS TO CONSIGNED INVENTORY

  (i)
  In order to add new Parts to Consigned Inventory and Buyer's inventory system, or to change descriptions and/or Part numbers of Parts in the Consigned Inventory already existing in Buyer's inventory system, changes must be agreed in writing by the parties.

  (ii)
  Seller will coordinate with Buyer to create an inventory stores location for newly added Parts with excessive space requirements and for any consigned Parts that require special handling characteristics, i.e. items to remain in original shipping containers, chemicals, special unit of measure items, etc.

  (iii)
  The Buyer's stocking and perpetual inventory system will be the definitive system of record.

  (iv)
  Consigned Inventory will be coded as "consignment" within the Buyer's inventory system.

  C.
  SHIPMENT PURCHASE ORDER and INVOICE PROCESS

  (i)
  Seller will ship Consigned Inventory to the address specified on the Purchase Order in packages clearly marked with Purchase Order number, Purchase Order line item number and quantity shipped.

  (ii)
  As Consigned Inventory is consumed by Buyer, a replenishment Purchase Order will be generated. Seller will ship replenishment consigned Parts to Buyer against that replenishment Purchase Order. Seller will invoice for consumed consigned Parts against the replenishment Purchase Order.

  (iii)
  Seller will mail invoices for consumed consigned Parts to Buyer's accounts payable.

  (iv)
  Seller will ship Consigned Inventory replenishment Parts according to Purchase Order specifications. Seller will pay all shipping, freight, customs, and related charges ("shipping charges") associated with delivering the Parts to the Site. Buyer will pay all shipping charges associated with returning the Parts to Seller. Seller will pay all shipping charges associated with returning any excess Parts that Seller requested or otherwise caused in an excess of target stocking levels.

  (v)
  Door to Door shipments will be used in the case of machine downs. Seller will notify Buyer with expedited shipping details.

  (vi)
  Incoming Consigned Inventory shall be received and shelved into inventory by Buyer's stockroom.

  (vii)
  Seller must be notified immediately when Buyer discovers any material receipt discrepancies on a shipment from Seller.

  (viii)
  Lead-time and OTD requirements as agreed in the Agreement shall apply in all respects to Part replenishment orders.

  D.
  ISSUE REPORTS AND TRACKING PROCESS

  (i)
  Buyer shall issue a Consigned Inventory usage report upon request from Seller but not more than once per week or as agreed in writing by the parties.

                a)  The usage report will include Seller Part number, description, date issued, quantity consumed (by part number), quantity on-hand and outstanding Purchase Orders.

  E.
  AUDITS AND CYCLE COUNTS

  (i)
  Buyer and Seller will jointly conduct an initial audit to verify receipt of the Parts and prepare an accurate list of the Parts which comprise the initial Consignment Inventory. If the initial audit reveals discrepancies between the inventory received and the target stocking level, such discrepancies will be resolved promptly.

  (ii)
  Seller has the right to audit Consigned Inventory with thirty (30) days advance notice to Buyer, on a mutually agreed to date, and shall perform a complete audit at least once per calendar year. Buyer reserves the right to participate in these audits. The financial responsibility resulting in any discrepancies of the Consigned Inventory shall be negotiated in good faith by the parties. Audit results will be published within 3 business days to the Buyer.

  F.
  PHYSICAL PROTECTION OF INVENTORY

  (i)
  Buyer will take reasonable precautions to protect Consigned Inventory. Buyer shall be responsible for loss of and damage to Parts physically located at a Site except for (1) loss or damages caused by Seller's personnel or representatives or (2) normal deterioration of the Parts or components of such Parts.

  G.
  RETURNING CONSIGNED INVENTORY TO SELLER

  (i)
  Unused Consigned Inventory may be returned to Seller at any time.

  (ii)
  Buyer will return to Seller any defective Consigned Inventory. Seller will replace defective part at no cost to Buyer.

  H.
  INVENTORY REVIEW

  (i)
  Buyer and Seller will review consignment list on an agreed time period or at least yearly to add, delete part items and or increase or decrease inventory levels

4.     PRICING

  A.
  Spare Part pricing shall follow the pricing agreement specified in the Agreement.

  B.
  Buyer will issue a debit memo for any mutually agreed to Parts where ownership is transferred from Buyer to Seller.

5.     TERMINATION OF CONSIGNMENT PROGRAM

  A.
  Buyer may, upon ninety (90) days written notice terminate all or entire system platform type of the Consignment Program (including eliminating specific Parts from the consignment inventory) at its sole convenience. Prior to returning Parts relating to the terminated portion of the Consignment Program, the parties will jointly conduct a final audit. Any discrepancies found during the final audit will be corrected in accordance with the Site's then-current cycle count and stock correction procedures.

ADDENDUM J

SUPPLEMENTAL PROVISIONS

        The following sections should be amended as stated below. Except as modified herein, all terms and conditions of the Agreement and associated Addendums will remain unchanged.

3.     PRICING

Delete Section 3B and replace with:
[*****]

Add the following sentence to 3C:
Audit criteria and content to be mutually agreed upon by both parties.

4.     INVOICING AND PAYMENT

Delete Section 4A and replace with:
Payment is made when Buyer's check is received or EDI funds transfer is received.

Delete first sentence of 4B and replace with:
Original hard-copy invoices shall be mailed, delivered by courier or processed through EDI.

Delete Section 4D and replace with:
Payment on Equipment shall be as follows: [*****] net [*****] days from ship date; [*****] net [*****] days from the final acceptance date. If final acceptance of the Equipment is delayed beyond [*****] days from the date of shipment due to no fault of the Seller, Buyer will pay the balance of [*****] net [*****] days from the date of shipment.

Delete Section 4E and replace with:
Payment on all Items and Services shall be [*****] net [*****] days after Buyer's receipt of the proper original invoice or Buyer's receipt of Items or performance of Services, whichever is later.

5.     TERMINATION FOR CONVENIENCE

Delete Section 5D and replace with:
Seller's claim may include the net cost of Custom Items work in process scheduled to be delivered within thirty (30) days and which must be scrapped due to the cancellation. Seller shall, wherever possible, place such custom work in process in its inventory and sell it to other customers.

7.     DELIVERY, RELEASES AND SCHEDULING

Delete Section 7D and replace with:
Buyer may place any portion of a Release on hold by notice that will take effect immediately upon receipt. Releases placed on hold will be rescheduled or cancelled within thirty (30) days. Any Release cancelled shall be subject to the terms and conditions of Section 5.

Delete Section 7E

Delete Section 7F and replace with the following On-Time-Delivery schedule
Seller guarantees parts will be shipped to Buyer's facility within the quoted lead-time after receipt of order. OTD credit is as follows:
When On-Time-Delivery falls below or hits [*****] a [*****] discount will be taken on the following month's purchases.
When On-Time-Delivery falls below or hits [*****] a [*****] discount will be taken on the following month's purchases.
When On-Time-Delivery falls below or hits [*****] a [*****] discount will be taken on the following month's purchases.

OTD is calculated based on individual purchase order line items, not entire purchase orders. Late shipments are determined by Intel's record of receipt.

Delete Section 7G and replace with:
Seller agrees to reserve production capacity equal to Buyer's delivery Forecasts, as agreed, until the contractual lead-time established in the attached contracted price list or as otherwise agreed in writing by the parties. Sixty (60) days prior to the contractual lead-time, Seller shall submit written notification of its intent to allocate such capacity to other customers. Such capacity must either be taken or released by Buyer within ten (10) days of the written notification.

Delete Section 7H

Delete Section 7K and replace with:
Seller will notify Buyer in writing of the planned obsolescence of any Equipment or Item that affects form, fit or function and will make that Equipment or Item available to the Buyer for a minimum of [*****] days after the notice, during which time Buyer will have the option to place a final Release for such Equipment and Items for delivery after the [*****] day notice. If any warranty return claims are made for such discontinued Equipment or Items, then such returns will be subject to the warranty provisions in Section 8.

8.     ACCEPTANCE AND WARRANTIES

Delete the third sentence of Section 8A and replace with:
Seller shall be responsible for source inspections and shall provide Buyer with written verification that Equipment and Items tested have passed source inspection and comply in all respects with the requirements described in the Purchase Spec.

Delete the last sentence of Section 8A and replace with:
If any inspection or test is made on Seller's premises, Seller shall provide Buyer with reasonable assistance at no additional charge.

Delete the last sentence of Section 8Aii

Delete Section 8B and replace with:
Seller warrants to Buyer that all Equipment and Items provided by Seller for delivery hereunder shall conform in all respects to the Purchase Spec; be free from defects in material and workmanship and be new unless otherwise stated and, of the grade and quality specified. Buyer assumes responsibility for the selection of the items to achieve Buyer's intended results and for the use of the results obtained from the items. Seller does not warrant that the items will meet customer's requirements or that operation of the items will be uninterrupted or error free when used outside of suppliers published specs.

Delete Section 8Bi and replace with:
If an Item delivered hereunder does not comply with any of the above warranties, Buyer shall notify Seller as soon as practicable. As Seller's sole and exclusive liability, and as buyer's sole and exclusive remedy, for any breach of warranty, Seller shall at it's option repair or replace the defective Item, at its sole cost and expense, or refund the purchase price. Buyer shall be responsible for and pay the cost of shipping of all Equipment and Items not conforming to the warranties and will bear the risk of loss of such Equipment and Items while in transit. Shipment from Seller's facility shall be paid by Seller.

Delete Section 8Bii and replace with:
The warranty period for Equipment and services shall apply for [*****] year from delivery, excluding probe cards. The warranty period for probe cards, including PPD, is [*****] from delivery. Seller shall perform warranty work during normal business hours, Monday-Friday, 8am-5pm. The foregoing warranty will be void if the items are not properly installed, serviced, used and maintained or if items have been damaged or modified after delivery.

To the extent permitted by the manufacturers of any original equipment manufacturer (OEM) items resold by Seller, Buyer shall be the beneficiary of the manufacturers' warranties, if any, subject to the limitations stated therein. Copies of such manufacturers' warranties are available to Buyer upon request. Seller makes no warranty with respect to such items.

The foregoing warranty and the manufacturers' warranties, if any, are in lieu of all other warranties, expressed, implied or arising under law, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

Delete Section 8Bv and replace with:
At Buyer's request Seller will provide a separate quotation explaining the extended warranty options and costs.

10.   PACKING AND SHIPMENT

Delete the second sentence in Section 10A and replace with:
If Buyer requests, Seller will package Equipment and Items for clean room delivery, per purchase specification and at an additional agreed upon cost.

Delete the last sentence in Section 10B and replace with:
Title and risk of loss to Items shall pass to Buyer upon shipment from Seller's dock.

Delete Section 10C and replace with:
All Items shall be shipped Delivered Duty Unpaid, Buyer's Dock (DDU: Buyer's Dock, Incoterms 2000). Title and risk of loss for all Items other than Equipment shall pass to Buyer upon shipment of Items from Seller's dock.

11.   OWNERSHIP AND BAILMENT RESPONSIBILITIES

Delete Section 11A and replace with:
[*****]

13.   INTELLECTUAL PROPERTY INDEMNITY

Delete Section 13A and replace with:
Seller shall indemnify and hold Buyer harmless from any and all costs, expenses (including reasonable attorneys' fees), damages finally awarded by a court of law based on direct infringement of any patent, copyright, trade secret, trademark, maskwork or other intellectual right arising out of the use by Buyer of Equipment or Items. Provided Buyer shall promptly notify Seller of such claim or demand and Seller shall have sole responsibility for directing the defense or settlement thereof. Buyer shall have the right to approve any settlement of any claim hereunder.

Delete Section 13B and replace with:
If an injunction issues as a result of any claim or action, Seller agrees, at its sole cost and expense, to either: (i) procure for Buyer the right to continue using the Equipment or Items, (ii) replace the Equipment or Items with non-infringing Equipment or Items or (iii) modify the Equipment or Items so they become non-infringing. If, despite Seller's best efforts, none of the foregoing options are available, Buyer may return the Equipment or Item at Seller's sole cost and expense, and Seller shall refund to Buyer the purchase price of the Equipment or Items.

Delete Section 14C (1) and replace with:

(1)
providing such Hazardous Materials to Buyer when used by the buyer for it's intended use and in accordance with the instructions provided

16.   COMPLIANCE WITH LAWS AND RULES

Delete the last sentence of 16A and replace with:
Any Copy Exactly exception that changes the form, fit or function of the product must be mutually agreed to and documented in a configuration specification as a site specific option.

17.   INSURANCE

Delete Section 17C

19.   RETENTION AND AUDITS

Delete the first sentence of Section 19 and replace with:
Seller will maintain complete and accurate records of the Services performed under this Agreement for a period of three (3) years after the completion of these Services.

21.   SECURITY

Delete the last sentence of Section 21 (covered in Addendum B)

22.   NEW DEVELOPMENTS

Delete Section 22 and replace with:
If Intellectual Property rights are not specifically addressed in a separate development contract the following shall apply:

A.
Seller shall perform any development hereunder exclusively for Buyer and shall assign to Buyer all right, title and interest to those things developed for Buyer ("Deliverables") including inventions, designs, trademarks, discoveries, formulas, processes, plans, specifications, guidelines, graphics, drawings, films, videotapes, slides, scripts, software programs, software documentation, training materials, illustrations, ideas, copyrightable works, trade secrets or other ideas and materials made or conceived by Seller, its employees, subcontractors, consultants or agents, during the term of and arising out of Services performed under this Agreement. Upon Buyer's request, Seller shall execute an Assignment of Copyright to Buyer covering any copyrightable Deliverable accepted by Buyer hereunder.

B.
Seller shall assist Buyer, at Buyer's expense, in obtaining, registering, perfecting and enforcing all patents, trademarks, mask work rights or copyrights necessary to protect Buyer's interest in the items assigned to Buyer pursuant to paragraph 22 A above. This includes the disclosure of all pertinent information, the execution of applications, specifications, oaths and assignments and any other papers by Seller necessary to ensure said protection for Buyer.

C.
All documentation developed by Seller and connected with Seller's Services to Buyer hereunder or associated with Deliverables assigned to Buyer pursuant to paragraph 22 A above, shall be the exclusive property of Buyer. Upon Buyer's request, Seller shall make all such documentation available to Buyer.

D.
Seller shall provide Buyer with written or oral progress reports on development projects at such times as Buyer may specify. The time required for preparing such reports shall be reimbursable by Buyer to Seller.

23.   SOFTWARE AND DOCUMENTATION LICENSE

Delete Section 23B and replace with:
License Grant: Seller grants to Buyer a non-transferable, non-exclusive, license to make use of any Software delivered to Buyer. Buyer may make a reasonable number of archived copies of Software for back-up purposes. Buyer may copy the Documentation or portions thereof, for internal use purposes. Buyer may not reverse engineer the Software.

Add the following to the end of Section 23C:
Notwithstanding the foregoing, Software shall not include any stand alone, commercially available third party software that Seller includes with an Item and which is necessary for its operation.

25.   ASSIGNMENT

Delete Section 25 and replace with the following:
Neither rights nor obligations under this Agreement may be assigned, factored or subcontracted in any manner by Seller without Buyer's prior written consent. Buyer/Seller may cancel this Agreement for cause should Seller/Buyer attempt to make an unauthorized assignment of any right or obligation arising hereunder.

28.   SPECIFIC PERFORMANCE

Delete Section 28

33.   DISPUTE RESOLUTION

Delete Section B and replace with:
Seller's remedy for any infringement of Seller's patents arising from products or services (hereafter "infringing products") used by Buyer in the manufacture, testing or assembling of Buyer's products shall be an injunction and/or compensatory damages, which Seller will seek solely from the manufacturer(s) and/or distributor(s) of such infringing products.

34.   SURVIVAL

Delete 3, 25, 28

35.   ORDER OF PRECEDENCE

Delete A, B & C and replace with:

A.
Any supplemental terms or instructions on the face of a Release accepted by Seller

B.
The Addenda and Amendments to this Agreement

C.
The Terms and Conditions of this Agreement

D.
Purchase Spec

ADDENDUM A—ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL EQUIPMENT MODELS, SPARE PARTS AND SERVICES

Delete Section 1
Delete Section 2

Delete Section 3Ai and replace with:
Seller shall not make changes to the form, fit or function of Items without prior written approval from Buyer.

Delete Section 3Aii

Delete Section 3Aiii

Delete Section 4

Add after the first sentence in Section 5A:
Exceptions to guidelines will be documented and available upon request

Add at the end of Section 5B:
Buyer is responsible for providing Seller with contact information such as name, address, phone number, fax number, and email address upon request.

Delete Section 6

Delete Section 7

Add Section 8 as follows:
Pricing discounts are as follows, excluding PPD to be negotiated as an Addendum. Discounts are cumulative over the life of the contract and are inclusive of all Intel sites:

  [*****] = [*****] discount
  [*****] =[*****] discount
  [*****]= [*****] discount

ADDENDUM A PART II—SPARE PARTS

Delete Addendum A Part II and replace with:

A.
Seller will notify Site Buyers in writing of the planned obsolescence of any part number or part revision and will make that part available to the Buyer for a minimum of 180 days after that notice. Buyer may return any standard parts up to 30 days after receipt for a full refund or credit of the original purchase value against any outstanding or future Seller invoices. A maximum of a [*****] restocking fee may be required.

B.
Pricing discounts are as follows, excluding PPD to be negotiated as an Addendum. Discounts are cumulative over the life of the contract and are inclusive of all Intel sites.

  [*****] = [*****] discount
  [*****] = [*****] discount
  [*****]= [*****] discount

C.
Seller guarantees spare parts will be shipped to Buyer's facility within the quoted lead-time after receipt of order. Spare parts OTD credit is as follows:

        When On-Time-Delivery falls below or hits [*****] a [*****] discount will be taken on the following month's purchases.

        When On-Time-Delivery falls below or hits [*****] a [******] discount will be taken on the following month's purchases.

        When On-Time-Delivery falls below or hits [*****] a [*****] discount will be taken on the following month's purchases.

On-Time-Delivery is calculated based on individual purchase order line items, not entire purchase orders. Late shipments are determined by Intel's record of receipt.

ADDENDUM A PART III—SERVICES

Delete Part III 2 B

Delete Part III 3

Delete Part III 4

Delete Part III Section 5

Delete Part III Section 6A and replace with:
If equipment does not meet performance requirements and specifications as detailed in the Purchase Specification, Seller shall provide service engineer on Buyer's site. Should problems persist, additional field service engineers will be dedicated to provide [*****] on-site coverage at no additional cost until Equipment consistently meets Purchase Specifications.

Delete Part III Section 6B

Delete Part III Section 6C

Delete Part III Section 7A, C, D & E

Add the following to the end of Section 7B:
This process is only applicable to Cascade Microtech's Pyramid Probe Division (PPD).

Delete Part III Section 8

Delete Part III Section 9

Delete Part III Section 10 except for G & H as seen below:

H.
Seller is responsible for FSE training, tracking and competency in all Buyers safety requirements.

ADDENDUM B—ALCOHOL/DRUG-FREE WORKPLACE DIRECTIVE

Delete Addendum B and replace with:
Seller acknowledges and agrees, that all employees of Seller performing work at Intel facilities shall be subject to a criminal history investigation by Intel at Intel's expense. At the Intel's discretion, such Supplier's employees, may be denied access to Intel's facilities if any criminal convictions involving drugs, assaultive, or combative behavior, or theft, are discovered in the last five (5) to ten (10) year period. Intel retains sole discretion to establish the standard criteria under which it grants access to Intel facilities to its suppliers, including, without limitation, requiring drug testing prior to granting unescorted access to Supplier's personnel. Additionally, when Intel has reasonable suspicion to believe that any employee, agent, or subcontractor of Supplier is under the influence of drugs or alcohol, or has violated laws or Intel's rules, Intel reserves the right to remove such personnel from Intel's facilities. If Intel denies specific Supplier personnel access to, or removes such personnel from, Intel's facilities for criminal conviction(s) or violation of laws or Intel's rules, that shall not affect or modify Supplier's obligation(s) to provide Services as specified pursuant to this Agreement, including without limitation, any agreed upon schedules. All such investigations and testing, whether conducted by Seller or Intel, shall comply with applicable law.

ADDENDUM C—PROTECTION OF INTEL'S INFORMATION ASSETS

Add the following to Addendum C:
To the extent that confidential information is involved, it is agreed that each party shall clearly identify such information. In the case of information transmitted in writing, such identification will be made by marking such information clearly as confidential information; and in the case of information transmitted orally, each party shall identify such information as proprietary during the course of the conversation. Information disclosed orally or by inspection must be confirmed in writing by the disclosing party within 30 days after such disclosure to be considered confidential under this agreement. In the course of such work, each party acknowledges that either party may observe or come in contact with plans, processes, products, computer programs and documentation, or other business or technical information which is proprietary to Intel and Cascade Microtech, Inc. As to all such information, each party agrees it will directly or indirectly divulge to only authorized persons within Intel, Cascade Microtech and Cascade Microtech's agents only. The information shall be used only for purposes of evaluation.

ADDENDUM D—EQUIPMENT AND ITEM SPECIFIC TERMS AND CONDITIONS

Delete Addendum D

ADDENDUM E—TRAINING DOCUMENTATION AND PRICING

Delete Addendum E

ADDENDUM G—SERVICE PRICING AND FSE EXPECTATIONS

Delete Section 1 table and replace with:
After warranty term: Hourly rate = [*****]/hour [*****].
Response time will be per the corporate contract. If problem is not resolved after initial 2 hour phone call, an FSE will be on-site in 8 working hours during warranty period (Oregon specific 8 hour on-site response time). After warranty period, response time will not exceed 7 business days.

Delete Section 3J

Delete Section 7C

Delete Section 7D

ADDENDUM H—THIRD PARTY TECHNOLOGY ESCROW

Delete Addendum H

ADDENDUM I—SPARE PARTS CONSIGNED INVENTORY PROGRAM

Delete Addendum I

*****CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

QuickLinks

  EXHIBIT 10.11
INTEL CORPORATION PURCHASE AGREEMENT— CAPITAL EQUIPMENT, GOODS AND SERVICES
GENERAL TERMS AND CONDITIONS OF PURCHASE AGREEMENT—CAPITAL EQUIPMENT GOODS AND SERVICES
ADDENDUM A ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL EQUIPMENT MODELS, SPARE PARTS AND SERVICES
PART I. EQUIPMENT
PART II. SPARE PARTS
PART III. SERVICES
ADDENDUM B ALCOHOL/DRUG-FREE WORKPLACE DIRECTIVE
ADDENDUM C PROTECTION OF INTEL 'S INFORMATION ASSETS
ADDENDUM D EQUIPMENT AND ITEM SPECIFIC TERMS AND CONDITIONS
ADDENDUM E TRAINING DOCUMENTATION AND PRICING
ADDENDUM F SPARE PARTS PRICE LIST
ADDENDUM G SERVICE PRICING AND FSE EXPECTATIONS
FIELD SERVICE ENGINEER SKILLS AND EXPECTATIONS
ADDENDUM H THIRD PARTY TECHNOLOGY ESCROW
ADDENDUM I SPARE PARTS CONSIGNED INVENTORY PROGRAM
ADDENDUM J SUPPLEMENTAL PROVISIONS